UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Culp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CULP Innovation Center at Congdon Yards

410 W. English Road, 5th Floor

High Point, North Carolina 27262

Telephone: (336) 889-5161

NOTICE OF 2025 ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

Culp, Inc. (the “Company”) will hold its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s corporate offices located at CULP Innovation Center at Congdon Yards, 410 W. English Road, High Point, North Carolina 27262, on Wednesday, September 24, 2025, at 8:00 AM Eastern Time.

The purpose of the Annual Meeting is to:

(1)
Elect eight directors for a one-year term expiring as of our 2026 annual meeting of shareholders;
(2)
Ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2026;
(3)
Approve, through a non-binding advisory vote, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“Say-on-Pay”); and
(4)
Consider any other business that properly comes before the meeting or any adjournment thereof.

Only shareholders whose names appear of record on our books as of the close of business on July 29, 2025 (the "record date"), are entitled to notice of and to vote during the Annual Meeting or any adjournments thereof.

You are cordially invited to attend the Annual Meeting in person, but if you are unable to do so, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

We are electronically disseminating Annual Meeting materials to our shareholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Shareholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,

JUSTIN M. GROW
Vice President, General Counsel, and Corporate Secretary

August 15, 2025

* * * * * *

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 24, 2025: The Culp, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement and the Culp, Inc. Fiscal Year 2025 Annual Report are available free of charge at www.culp.com and www.investorvote.com/CULP.

* * * * * *

2025 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in our Proxy Statement. Because the summary does not contain all of the information you should consider, we urge you to review the complete Proxy Statement carefully before voting.

Annual meeting of shareholders

Time, place, and voting matters		Meeting agenda
Date:	September 24, 2025	•	Election of eight directors
		•	Ratification of Grant Thornton as our independent auditors for fiscal 2026
Time:	8:00 AM Eastern Time	•	Advisory vote to approve executive compensation
		•	Transact other business that may properly come before the meeting
Place:	CULP Innovation Center at Congdon Yards 410 W. English Road High Point, North Carolina 27262

Record Date:	July 29, 2025

Voting:

Shareholders of record as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Number of Shares Entitled to Vote:	The number of outstanding shares entitled to vote at the meeting is 12,605,306.

How to vote

See “General Information” (beginning on page 8) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By mailing your proxy card	By Telephone at 1-800-652-VOTE (8683) (within the USA, US territories, and Canada only)	By internet at www.investorvote.com/CULP

If you hold your Culp shares in street name through an account with a bank, broker, or other nominee, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominees through which you hold the shares. Please follow their instructions carefully.

Voting recommendations

Proposal	Board Vote Recommendation
Election of eight directors (see page 12)	“FOR” each director nominee
Ratification of Grant Thornton as our independent auditors for fiscal 2026 (see page 56)	“FOR”
Advisory vote to approve executive compensation (see page 57)	“FOR”

Our director nominees

See “Proposal 1 – Election of Directors” (beginning on page 12) and “Corporate Governance” (beginning on page 18) for more information.

We are managed under the direction of our board of directors (the "Board of Directors" or "Board"), which is currently composed of eight members. The Board of Directors recommends that you vote “FOR” each of the eight nominees listed in the table below, which provides summary information about each nominee. A full description of each nominee’s skills, experience and qualifications begins on page 12. Each director is elected annually.

Name	Age	Director since	Occupation	Independent
Franklin N. Saxon	73	1987	Retired Executive Chairman, Culp, Inc.	No
Robert G. Culp, IV	54	2020	President & Chief Executive Officer, Culp, Inc.	No
John Douglas Collier	58	--	Retired Senior Vice President, Chief Commercial Officer & President International, La-Z-Boy Inc.	Yes
Kimberly B. Gatling	50	2021	Partner & Chief Cultural Engagement Officer, Fox Rothschild, LLP	Yes
Lynn D. Heatherton	55	--	Former Chief Financial Officer, Town & Country Living	Yes
Fred A. Jackson	75	2016	Retired Chief Executive Officer, American & Efird LLC	Yes
Alexander B. Jones	39	2024	Vice President, Senior Research Analyst, 22NW, LP	Yes
William L. Tyson	62	2025	Retired Head of M&A, Fifth Third Capital Markets	Yes

Our nominees’ experience, qualifications, and diversity

The goal of our Corporate Governance and Nominating Committee is to create a Board that demonstrates competence, objectivity, and the highest degree of integrity on an individual and collective basis. Our Board and the Corporate Governance and Nominating Committee believe broad and diverse skills and backgrounds among directors are critical elements of a highly functioning board. The following chart reflects the experience and qualifications of the nominees for election as directors.

Director Nominee Experience and Qualifications

Experience/Qualifications	Culp	Collier	Gatling	Heatherton	Jackson	Jones	Saxon	Tyson
Financial Literacy
Strategic Planning
Industry Experience
Management Experience
International Experience
Finance/Accounting
Regulatory Compliance
Legal/Corporate Governance
Cybersecurity Experience
Merger/Acquisition Experience

Our Board values the contribution of diversity in achieving Company objectives and maintaining sound governance practices, as it brings together individuals with different skills and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making that best serves shareholder interests. Our Board believes such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight.

Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional qualifications, and business experience. Our nominees for election to the Board of Directors consist of eight individuals with varying backgrounds and characteristics that blend to form a well-rounded group of individuals with deep knowledge of our business and industry, and both seasoned and fresh perspectives.

Diversity	Mix of Ages	Independence
• 25% of director nominees are women • 13% of director nominees are racially diverse	• 1 director nominee between 39-49 • 4 director nominees between 50-59 • 1 director nominee between 60-69 • 2 director nominees 70+ • Average age: 58	• 6 of 8 director nominees are independent

Governance Highlights

Our Board of Directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a meaningful advantage for our shareholders and for our businesses. Our Board makes substantial efforts to meet such standards.

Annually elected directors; no classified board
Varying lengths of board tenure balance experience with fresh insights
Lead independent director
Six out of eight director nominees independent
100% independent Audit, Compensation, and Corporate Governance/Nominating Committees
Regular executive sessions of non-management directors
Comprehensive self-evaluations annually for the Board and each committee
One class of shares with each share entitled to one vote
No poison pill in place
Meaningful stock ownership guidelines in place for directors and named executive officers
Policy against hedging or pledging shares

Auditors

See “Audit Committee Report” (beginning on page 54) and “Proposal 2 – Ratification of Independent Auditor” (page 56).

We ask our shareholders to ratify the selection of Grant Thornton, LLP as our independent auditors for the fiscal 2026 year.

Executive Compensation Highlights

For more information, see “Executive Compensation” (beginning on page 24) and “Proposal 3 – Advisory vote on executive compensation” (page 57).

Our Board of Directors recommends that you vote “FOR” our advisory proposal on executive compensation. This non-binding vote gives our shareholders the opportunity to approve the compensation paid to the individuals identified as named executive officers in this Proxy Statement.

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To accomplish this purpose, our fiscal 2025 program focused on the following:

Embracing a pay-for-results philosophy, with total pay aligned with Company performance
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully Fairly compensating management for their services

Aligning long-term interests of senior management with those of shareholders by providing long-term incentive award opportunities only in the form of performance-based restricted stock units tied to challenging performance goals for a three-year performance period, with any earned awards payable in stock following the three-year period and subject to adjustment based on the Company's three-year total shareholder return relative to industry peers

Setting challenging performance goals for both long-term equity incentive program awards and short-term annual cash incentives
Not making any changes to performance goals for outstanding short-term or long-term incentive awards despite significant industry and macroeconomic headwinds during the applicable performance period
Maintaining a focus on earnings growth, return on capital, cash generation, balance sheet management, and shareholder return
Continuing the freeze in base salary for the chief executive officer and also freezing the base salary of our other executive officers

Maintaining base salaries of executive officers below the 50th percentile market level compared to the Company’s fiscal 2025 peer group, with the planned phase-in adjustment to compensation targets at the 50th percentile continuing to be paused in response to ongoing macroeconomic headwinds affecting the Company’s business

Maintaining a planned and disciplined approach to managing our business and capital utilization
Supporting prudent/calculated risk taking
Providing only very limited perquisites
Being more team-oriented than individual accountability-oriented
Maintaining a balanced perspective between short-term and long-term incentives and goals

Summary of Practices for Fiscal 2025 Executive Compensation Program

What We Do		What We Don’t Do

Pay-for-performance – Total pay is directly aligned with Company performance through the use of performance-based incentives, with below target performance generally resulting in little or no payout and superior performance leading to above-target payouts.

	x	Do not provide excessive perquisites

Challenging performance targets – Fiscal 2025 annual cash incentive award opportunities were tied to measures of adjusted operating income (loss), adjusted operating cash flow, and revenue (net sales), key financial metrics that were critical to the Company’s strategic priorities during a period of continued uncertainty and headwinds relating to macroeconomic and industry conditions. In addition, a negative moderator of 40% was applied against any bonus earned for the adjusted operating cash flow and revenue components if the adjusted operating income (loss) for the applicable reporting unit was below a threshold level for the program, and no bonus could be earned if the adjusted operating income (loss) for the applicable reporting unit was significantly below the threshold level set for the program.

	x	Do not have single-trigger vesting of equity-based awards upon a change in control

Align pay with longer-term Company performance success – Fiscal 2025 long-term equity incentive award opportunities included only performance-based restricted stock unit awards to align pay with longer-term Company performance success and align the long-term interests of management with those of shareholders.

	x	Do not provide employment agreements

Executive and director stock ownership guidelines – We align the interests of our executive officers with the interests of our shareholders through requirements for our named executive officers and directors to own and/or retain meaningful amounts of Culp stock.

	x	Do not gross up excise taxes upon a change of control

Mitigate undue risk – We have a clawback policy on performance-based compensation and caps on potential incentive payments.	x	Do not pay dividends on unearned performance shares or units

Policy against hedging and pledging of Culp stock by executive officers and directors.

Provide double-trigger severance and change-in-control arrangements.

Include only independent directors on our Compensation Committee.

Our Compensation Committee engages and relies on an independent compensation consultant to evaluate our executive compensation programs. The consultant reports directly to the Compensation Committee and provides no other services to the Company.

Summary of Company Performance Highlights and Effects on Compensation

The Company continued to face a difficult industry environment during fiscal 2025. The ongoing slowdown in demand for home furnishings, soft home sales, low discretionary spending on consumer durables, inflation concerns, the recent global trade negotiations and related tariff and other trade restriction measures, and general economic uncertainty all played a role in creating weakness in the domestic mattress and residential home furnishings markets. Our results for fiscal 2025 reflect these challenging conditions, with lower sales for the Company overall and for both of our operating segments compared to the prior fiscal year. Despite these external pressures, the Company, under the leadership of its executive officers, made substantial strides in reducing its cost structure and improving its operating efficiency to better navigate the continued difficult industry environment and position the Company to take advantage of any improvement in business conditions.

In fiscal 2025, the Company successfully completed the restructuring plan announced in May 2024 as planned. That restructuring effort was primarily focused within the Company's mattress fabrics segment and is expected to generate $10 to $11 million in annualized savings and operating improvements, with many of these benefits already manifesting in the Company’s fiscal 2025 fourth quarter results. The Company incurred total restructuring and restructuring-related expenses of $9.4 million in fiscal 2025, compared to $676,000 in fiscal 2024. These restructuring and related expenses, along with lower sales, drove a consolidated loss from operations of $(18.4) million for fiscal 2025, compared to a consolidated loss from operations of $(11.3) million for fiscal 2024. Excluding such restructuring and related expenses, the Company achieved an adjusted loss from operations of $(9.0) million for fiscal 2025, compared with an adjusted loss from operations of $(10.6) million for the prior year, which represents an approximately 15% year-over-year improvement in adjusted operating performance (adjusted operating income (loss) is a non-GAAP measure - see Appendix A for a reconciliation of adjusted operating income (loss) to the most directly comparable GAAP measure).

The Company’s fiscal 2025 annual cash incentive program tied award opportunities to measures of operating performance, cash flow, and revenue to focus participants on profitability, top line sales growth, cash generation and balance sheet management during a time of continued uncertainty due to the above-referenced industry and macroeconomic challenges. The specific performance measures to which fiscal 2025 cash incentive award opportunities were tied were annual adjusted operating income (loss), adjusted operating cash flow, and net sales, with a weighting of 60% for adjusted annual operating income (loss), 20% for adjusted operating cash flow, and 20% for net sales, in each case, of the applicable reporting unit. For executive officers in the executive shared services reporting unit (which includes corporate senior officers and managers), these measures were based on the consolidated performance of the entire Company. For our executive officer in the mattress fabrics division reporting unit, these measures were based on the performance of our mattress fabrics operating segment. Any earned award for the adjusted operating cash flow and/or net sales components was subject to a downward adjustment of 40% if the adjusted operating income (loss) was below a threshold level set for each of the applicable reporting units, and no bonus could be earned if the adjusted operating income (loss) was significantly below a threshold level set for each of the applicable reporting units. The target goals for each reporting unit were set above internal annual operating plan budgets and required significant year-over-year improvement for each reporting unit to achieve target payout. As such, the performance hurdles for each reporting unit were considered to be challenging in light of business conditions and expectations.

Despite the Company's improvement in adjusted operating income (loss) in fiscal 2025, neither the Company's overall operating performance nor that of the mattress fabrics reporting unit met any of the operating performance thresholds necessary for our executive officers to earn bonus payments in fiscal 2025. As such, no named executive officers received awards under the fiscal 2025 annual cash incentive program.

Long-term equity incentive awards that were previously granted under the long-term incentive compensation plan (LTIP) for a three-year period ended in fiscal 2025 consisted of a mix of 75% performance-based stock awards and 25% service-based stock awards for our chief executive officer and a mix of one-half performance-based stock awards and one-half service-based stock awards for all other executive officers. For each reporting unit, cumulative adjusted operating income (loss) over the three-year performance period for the applicable reporting unit was the metric for the performance-based stock awards. Operating results for each reporting unit during the applicable three-year period were below the threshold performance hurdle for these awards due primarily to the above-referenced industry and macroeconomic conditions. As a result, no performance-based stock awards eligible to vest in fiscal 2025 were earned by any of our executive officers.

Notably, our Compensation Committee did not alter or adjust the performance targets originally set under the fiscal 2025 annual cash incentive plan or under the above-referenced long-term equity incentive compensation plan to favorably benefit any participants despite greater-than-expected macroeconomic, industry, global trade/tariff and other headwinds faced by the Company during the applicable performance periods.

Our Compensation Committee determined that fiscal 2025 pay levels for executive officers were appropriate, aligned with our strategic objectives, and consistent with our pay-for-performance philosophy. This determination was based on our Compensation Committee’s primary focus on profitability, top line sales growth, cash generation, and balance sheet management during fiscal 2025; and also taking into account that:

•
executive officer base salaries in fiscal 2025 were generally believed to be well below the 50th percentile market level compared to the Company’s peer group, with neither the Company's chief executive officer nor any other executive officers receiving salary increases during fiscal 2025 and the Company's chief executive officer also not receiving a salary increase in fiscal 2023 or fiscal 2024;
•
adjusted operating income (loss), adjusted operating cash flow, and net sales targets for each reporting unit in the fiscal 2025 annual cash incentive program were set at levels considered to be challenging, generally requiring significant year-over-year improvement and performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout, with no executive officer earning any award under the fiscal 2025 annual cash incentive program due to below-threshold performance by the Company and the mattress fabrics reporting unit; and
•
no executive officers earned any performance-based shares under the LTIP program that were eligible to vest in fiscal 2025 due to the Company's below-threshold operating performance during the applicable three-year performance period.

Compensation Committee Responsiveness to Fiscal 2024 Say-on-Pay Vote

In response to the relatively low level of support for our Say-on-Pay proposal at the 2023 annual meeting of shareholders (a 67.6% approval rate, as compared to historical levels of support averaging over 90%), in fiscal year 2024, we invited 13 of our then largest shareholders, collectively representing over 56% ownership of our then outstanding common stock (based on management estimates derived from third-party reports on the Company's share ownership), to directly engage with our Compensation Committee, and held discussions with shareholders representing more than 39% of the Company's then outstanding common stock. All discussions were led by the Chair of our Compensation Committee. After considering feedback from these discussions, our Compensation Committee approved certain changes to the Company's industry peer group composition used for market benchmarking, as well as certain changes to our executive compensation program design, for fiscal 2025. Shareholder support for our Say-on-Pay proposal at our 2024 annual meeting of shareholders improved to approximately 83%. Additional details are included in the Compensation Discussion and Analysis section of this Proxy Statement under the heading "Shareholder Engagement and Executive Compensation Program Changes for Fiscal 2025."

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Culp, Inc. (the “Company”) by the Company’s Board of Directors in connection with the solicitation of proxies for use at the 2025 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) or any adjournment thereof. The Company will hold the Annual Meeting on Wednesday, September 24, 2025, at 8:00 AM local time at the Company’s corporate offices located at CULP Innovation Center at Congdon Yards, 410 W. English Road, High Point, North Carolina 27262. The purpose of the Annual Meeting is to take action on the items described in this Proxy Statement, and on any other business that properly comes before the meeting.

We are pleased to be distributing our proxy materials to shareholders via the Internet under the “notice and access” approach permitted by the rules of the Securities and Exchange Commission (the “SEC”). As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (a “Notice”) about the Internet availability of the proxy materials instead of a full paper copy of the proxy materials. The Notice, the Notice of Annual Meeting, this Proxy Statement, accompanying form of proxy, and the Company’s 2025 Annual Report to Shareholders for the fiscal year ended April 27, 2025 (the “Annual Report”), were first made available to shareholders on or about August 15, 2025. The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the Securities and Exchange Commission (the "SEC").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 24, 2025: The Culp, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement and the Culp, Inc. Fiscal Year 2025 Annual Report are available free of charge at www.culp.com and www.investorvote.com/CULP.

If you received a notice regarding the internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials in your notice. We will furnish, on written request and without charge, a printed copy of the proxy materials to each person whose proxy is solicited and to each person representing that, as of the record date of July 29, 2025, he, she, or it was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Justin M. Grow, Corporate Secretary, at the Company's principal executive offices located at CULP Innovation Center at Congdon Yards, 410 W. English Rd. 5th Floor, High Point, North Carolina 27262. We will mail a paper copy of the proxy materials to all shareholders to whom we do not send a notice regarding the internet availability of the proxy materials.

Whether or not you expect to attend the Annual Meeting, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. You should refer to the Notice, the proxy card or the information forwarded by your bank, broker, or other holder of record, if applicable, to see which voting options are available to you. The internet and telephone voting facilities for eligible shareholders of record will remain available for voting up until commencement of the Annual Meeting at 1:00 AM Eastern Time on September 24, 2025. Specific instructions to be followed by any shareholder of record interested in voting via the internet or telephone are shown on the Notice and enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

A shareholder of record or registered shareholder is a shareholder whose ownership of common stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold common stock through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, or similar organization. The Company only has access to ownership records for the registered shares.

If you hold your shares in street name, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must obtain a legal proxy appointment from your bank, broker, or other nominee and present that legal proxy appointment, together with proof of your identity, to Company officials as you attend the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of our directors (Proposal 1 of this Proxy Statement) and in the advisory vote on the compensation of our named executive officers ("Say-on-Pay" vote) (Proposal 3 of this Proxy Statement). As a result of current regulations, your bank or broker is not allowed to vote your uninstructed shares on a discretionary basis on matters related to the election of directors or executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and the Say-on-Pay advisory vote, no votes will be cast on your behalf with respect to the proposals for which you did not provide voting instructions. Your bank or broker will still have voting discretion on your uninstructed shares with respect to ratification of our independent auditors (Proposal 2 of this Proxy Statement) or routine matters that may properly come before the meeting.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by:

•
duly executing a proxy bearing a later date;
•
executing a notice of revocation in a written instrument filed with the secretary of the Company; or
•
appearing at the meeting and notifying the secretary of the intention to vote in person.

Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted FOR the election of the Board’s eight director nominees named in this Proxy Statement, FOR ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company for the current fiscal year, and FOR the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof. If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a proposal and any votes not made or not permitted to be made by banks or brokers (broker non-votes) will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question.

With regard to the election of directors, shareholders may cast votes in favor of a nominee or withhold votes from a nominee, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Cumulative voting is not permitted. With regard to ratification of Grant Thornton LLP as the Company’s independent auditors, and approval of the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers, shareholders may vote for or against each proposal or abstain from voting, and each proposal will be approved if more votes are cast in favor of such proposal than are cast against it. Abstentions and broker non-votes will have no effect on the outcome of the vote on either of these proposals.

Although the advisory vote on the Company’s executive compensation and ratification of Grant Thornton LLP as the Company’s independent auditors are non-binding, the Board will consider the outcome when considering future executive compensation decisions and the engagement of Grant Thornton LLP as the Company’s independent auditors.

The Company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. However, Company employees will not be specifically compensated for these services. The Company also will request brokers and others to send solicitation material to beneficial owners of the Company’s stock and will, upon request, reimburse their out-of-pocket costs.

BENEFICIAL OWNERS OF 5% OR MORE OF OUR COMMON STOCK

The following table lists the beneficial ownership of the Company’s common stock with respect to each individual or entity known by the Company to be the beneficial owner of more than five percent of such common stock as of July 29, 2025. This information is based solely on SEC filings made by the individuals or entities by that date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (1)

Common stock, par value $.05 per share	22NW Fund, LP et al. 590 1st Ave South Unit C1 Seattle, WA 98104	1,859,061 (2)	14.8%

	Gate City Capital Management, LLC et al. 8725 W. Higgins Road Suite 530 Chicago, IL 60631	1,188,670 (3)	9.4%

	Ameriprise Financial, Inc. et al. 145 Ameriprise Financial Center Minneapolis, MN 55474	631,956 (4)	5.0%

	Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	629,817 (5)	5.0%

(1)
Applicable percentage ownership is based on 12,605,306 shares of our common stock outstanding as of July 29, 2025.

(2)
Based on information obtained from a Schedule 13D/A filed by 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (collectively the "22NW Investors") with the SEC on June 9, 2025, reporting ownership by the 22NW Investors as of June 6, 2025 (the "Schedule 13D/A"), 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., and Mr. English have the power to vote and dispositive power over 1,859,061 shares. Further, according to the Schedule 13D/A, by virtue of their respective positions with 22NW Fund, LP, each of 22NW, LP, 22NW Fund GP, 22NW GP, Inc., and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund, LP. According to the Schedule 13D/A, Mr. English also directly owns an additional 1,450 shares. The Schedule 13D/A further reports that Mr. Hirai-Hadley directly beneficially owned 799 shares and Mr. Jones directly beneficially owned 525 shares, and that each of Mr. Hirai-Hadley and Mr. Jones has the power to vote and dispose of the shares directly owned by Mr. Hirai-Hadley and Mr. Jones, respectively. Further, based on information obtained from the Schedule 13D/A, each of the 22NW Investors may be deemed to be a member of a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and such group may be deemed to beneficially own the 1,861,835 shares owned as of June 6, 2025, in the aggregate by all of the 22NW Investors.

On July 17, 2024, the Company entered into the First Cooperation Agreement (defined below) with each of the 22NW Investors, and, on June 6, 2025, the Company entered into the Second Cooperation Agreement (defined below) with each of the 22NW Investors, pursuant to each of which the 22NW Investors agreed to take certain actions with respect to shares beneficially owned by them. See "Corporate Governance - Agreements with 22NW Fund, LP et al." on page 21 for a description of that agreement.

(3)
Based upon information obtained from a Schedule 13G/A filed by Gate City Capital Management, LLC and Michael Melby with the SEC on May 15, 2025, reporting 1,188,670 shares owned as of March 31, 2025. Michael Melby is the managing member of Gate City Capital Management, LLC and is deemed to beneficially own the shares held by Gate City Capital Management, LLC.
(4)
Based upon information obtained from a Schedule 13G filed by Ameriprise Financial, Inc. ("AFI") and Columbia Management Investment Advisors, LLC ("CMIA") with the SEC on May 15, 2025 (the "Schedule 13G"), reporting 631,956 shares beneficially owned as of March 31, 2025. According to the Schedule 13G, AFI has shared voting power with respect to 631,933 of such shares and shared dispositive power with respect to 631,956 of such shares, and CMIA has shared voting and dispositive power with respect to 631,933 of such shares.

(5)
Based upon information obtained from a Schedule 13F-HR filed with the SEC on May 14, 2025, Renaissance Technologies LLC has the power to vote 629,817 shares. Shares reported are directly owned by Renaissance Technologies LLC. Based on information obtained from a Schedule 13G/A filed with the SEC on February 13, 2024, Renaissance Technologies Holdings Corporation is the majority owner of Renaissance Technologies LLC and is deemed to beneficially own the shares held by Renaissance Technologies LLC.

PROPOSAL 1: ELECTION OF DIRECTORS

We are managed under the direction of our board of directors (the "Board"), which is currently composed of eight members. The authorized number of directors comprising our Board may not be less than five nor more than nine, with the actual number to be fixed from time to time by resolution of our Board, subject to the terms of our articles of incorporation and bylaws.

Under the Company’s bylaws, directors are elected at each annual meeting and hold office for a one-year term or until their respective successors are elected and have qualified. The terms of all eight of our current directors expire at the Annual Meeting. Two of our directors, John A. Baugh and Sharon A. Decker, are not standing for re-election upon expiration of their current term, and two individuals who have never served on the Board, John Douglas Collier and Lynn D. Heatherton, are being nominated for election at the Annual Meeting. Accordingly, eight directors will stand for election for a one-year term at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.

In the absence of specifications to the contrary, proxies will be voted for the election of each of the eight nominees named in this Proxy Statement. In no case will proxies be voted for more than eight nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unable to serve for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unable to serve as a director.

NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

Directors and Nominees:

Information concerning our directors as of April 27, 2025, that are standing for election at the Annual Meeting and our other director nominees is set forth below:

FRANKLIN N. SAXON, age 73, is the non-executive chairman of the Board, was employed by the Company from 1983 to 2022, and provided advice, strategic planning, and consulting services to the Company in fiscal 2025. From January 2020 to September 2022, Mr. Saxon served as executive chairman of the Company. From 2007 to 2020, Mr. Saxon served as the chief executive officer of the Company, and prior to that served in various roles at the Company, including executive vice president, chief financial officer, and president, Culp Velvets/Prints division, in addition to his service on the Board, including serving as chairman of the Board beginning in April 2019.

Mr. Saxon brings extensive business, managerial, and leadership experience to the Board. With over 40 years of experience with the Company, Mr. Saxon provides the Board with a vital understanding and appreciation of the Company’s business, markets and industry. His strong leadership skills have been demonstrated through his services as chief executive officer from 2007 through 2019 and his service as a director since 1987, including as chairman beginning in 2019. Mr. Saxon also has extensive financial management expertise, having worked in public accounting before joining the Company, and serving as the Company’s chief financial officer for many years.

ROBERT G. CULP, IV, age 54, has been employed by the Company since 1998 and has served in various capacities, including president of the Culp Home Fashions division from 2004 to 2019. The Board elected Mr. Culp as chief operating officer of the Company in October 2018 and as president of the Company in March 2019. He was elected by the Board as president and chief executive officer of the Company effective January 1, 2020.

Mr. Culp has very strong knowledge about the Company and its business, having been employed with the Company for more than 25 years. He developed management and executive skills in a number of leadership roles in the Company before his current role as president and chief executive officer, as well as significant knowledge of the bedding and furniture industries.

KIMBERLY B. GATLING, age 50, is a partner and the chief cultural engagement officer at the law firm of Fox Rothschild LLP (formerly Smith Moore Leatherwood LLP). She has been a partner at the firm since 2008 and has served in the above-referenced officer role or similar capacity for all of the firm’s 30 offices since 2020. Ms. Gatling is a United States Registered Patent Attorney and a North Carolina State Certified Trademark Specialist. Her legal practice is focused on intellectual property and information technology, including protection and enforcement of patents, trademarks, and copyrights; counseling clients on data protection and privacy, computer and internet related issues, and regulatory matters pertaining to product packaging, labeling, and advertising; and drafting and negotiating intellectual property license agreements, sponsored research agreements, joint development agreements, and software development and license agreements. Over the course of her legal career, she has counseled a variety of clients in the textile industry, and in her role as chief cultural engagement officer she serves as part of the firm’s leadership team and develops strategies that increase and promote a diverse workforce and inclusive environment at all levels of the firm. Throughout Ms. Gatling’s professional career, she has also invested in her community through service and leadership with various entities. Ms. Gatling is the immediate past chair of the board of directors for the Cone Health Foundation, having served on the board of directors from 2015 to 2024. She also serves as a director for Truliant Federal Credit Union, wherein she serves on its technology and retirement committees, and as a trustee for North Carolina A&T State

University, wherein she serves as chair. In prior roles, Ms. Gatling served on the board of directors of the United Way of Greater Greensboro from 2008 to 2021, including as chair from 2019 to 2021. In this role, Ms. Gatling oversaw the development of a comprehensive strategic plan and led a national search for a new chief executive officer. She additionally served in various other leadership roles during her tenure, including as a member of the governance, finance, and community impact committees. Ms. Gatling also previously served on the board of directors for Habitat for Humanity, for which she chaired its audit committee, and the Gateway Research Center, for which she served as vice chair and chaired its governance committee.

Ms. Gatling’s legal and business experiences bring to the Company a robust skill set, including extensive corporate governance and legal knowledge, regulatory compliance experience, board leadership and collaboration, strategic planning and management, data protection, technological innovation, product development, intellectual property protection and enforcement strategy, and marketing and advertising expertise. She has also developed experience in the textile industry through her legal work with various industry clients over the course of her career.

FRED A. JACKSON, age 75, is the retired chief executive officer of American & Efird LLC, a global manufacturer of sewing, thread, embroidery thread, and technical textiles. Mr. Jackson served American & Efird for 38 years in various positions before his retirement from the chief executive officer position in September 2015, and his retirement as non-executive chairman for the advisory board of American & Efird Global, L.P. in May 2018.

Mr. Jackson brings to the Company extensive experience and knowledge in textiles and related industries, both domestic and international, and has significant financial management and executive leadership experience gained through his long tenure with American & Efird LLC, including its international subsidiaries and joint ventures, and leadership positions in textile industry trade associations.

ALEXANDER B. JONES, age 39, is vice president and senior research analyst for 22NW, LP (‘‘22NW LP”), a Seattle-based long/short small cap value hedge fund, which, together with its affiliates, is the one of the Company's largest shareholders. Mr. Jones joined 22NW LP in 2021 and currently oversees the firm’s investments in the industrials, materials, and consumer sectors. Prior to joining 22NW LP, Mr. Jones was founder and principal of Porter Street Research, LLC, a Washington, D.C. based investment research and advisory firm, from 2017 to 2021; an investment analyst at Legacy Research/Bonner and Partners in Washington, D.C., from 2017 to 2019; an investment analyst at The Brookings Institution in Washington, D.C., from 2015 to 2017; and a senior investment associate at Cambridge Associates in Arlington, Virginia, from 2008 to 2015. Mr. Jones currently serves on the board of directors of L.B. Foster Company (NASDAQ: FSTR), a global technology solutions provider of engineered, manufactured products and services that builds and supports infrastructure.

Mr. Jones brings to the Company a valuable understanding of investor communications, capital allocation and public markets, and a shareholder perspective, including relating to enhancing shareholder value. See “Agreements with 22NW Fund, LP et al.,” below, which describes an agreement between the Company and certain shareholders pursuant to which the Company agreed to appoint Mr. Jones as a director and nominate him as a director for the Company's 2024 annual meeting of shareholders, as well as a subsequent agreement between the Company and certain shareholders pursuant to which the Company agreed to nominate Mr. Jones as a director for the Annual Meeting and the Company's 2026 annual meeting of shareholders.

WILLIAM L. TYSON, age 62, served as head of mergers & acquisitions within the investment banking group of Fifth Third Capital Markets from 2021 until his retirement in December 2024. In that role, Mr. Tyson was responsible for the strategic direction of the mergers & acquisitions and investment banking platforms within the Capital Markets division of Fifth Third Bank, as well as for driving Fifth Third Bank's capital markets non-organic growth strategy. Mr. Tyson previously served as executive vice president, co-head of capital markets for Fifth Third Bank from 2016 to 2021. Mr. Tyson served as senior managing director and co-head of investment banking and in various other leadership roles over the course of his approximately 18-year tenure with BB&T Capital Markets (and its predecessor, Scott & Stringfellow). Prior to that, Mr. Tyson headed Wheat First Butcher Singer's furnishings, consumer and industrial growth industry practices and served as a vice president with Wachovia Corporation. Mr. Tyson was recommended as a candidate for service on the Board by the chief executive officer of the Company and certain non-management members of the Board, including the chairman of the Board.

Mr. Tyson brings to the Company extensive experience and knowledge in investment banking and capital markets, and has significant executive and financial leadership acumen and strategic experience gained through his over 30 years of experience with some of the largest banks and financial institutions in the country.

JOHN DOUGLAS COLLIER, age 58, served as senior vice president, chief commercial officer and president international/corporate officer for La-Z-Boy Incorporated (NYSE: LZB) from 2017 until his retirement in 2019. From 2011 to 2017, Mr. Collier served as senior vice president, chief marketing officer and president international/corporate officer for La-Z-Boy Incorporated, and as its chief marketing officer and its vice president, marketing and furniture galleries development from 2007 to 2011, and 2002 to 2005, respectively. From 2005 to 2007, Mr. Collier served as chief marketing officer and senior vice president, marketing/corporate officer for Sleep Number Corporation (NASDAQ: SNBR). Prior to 2002, Mr. Collier served in senior leadership roles for Iomega Corporation and in various capacities for GE, Whirlpool and NIBCO. Mr. Collier currently serves on the board of directors of Sauder Woodworking Co., as well as its compensation committee, and previously served on the board of directors for each of Floyd Home, Shoptelligence and Stanley Furniture. Mr. Collier also serves on advisory boards for several early and growth stage companies.

Mr. Collier would bring to our Company extensive experience in global strategic planning, operational turnarounds, product innovation, digital and brand marketing, and international business development, including extensive experience in the home furnishings industry. Mr. Collier would also bring a wealth of leadership experience with both large and growth-stage companies, including valuable digital technology integration, global supply chain, and product innovation expertise, as well as governance, risk management, and compensation oversight experience. See “Agreements with 22NW Fund, LP et al.,” below, which describes an agreement between the Company and certain shareholders pursuant to which the Company agreed to nominate Mr. Collier as a director for the Annual Meeting and the Company's 2026 annual meeting of shareholders.

LYNN HEATHERTON, age 55, served as chief financial officer for Town & Country Living, a wholesaler of home decor, from August 2023 to June 2024, and as executive vice president and chief financial officer for Saatva.com, a mattress, bedding and home furnishings retailer, from 2019 to 2023. In 2011, Ms. Heatherton founded Cortlandt Advisory, a firm providing interim chief financial officer services, and served as its managing partner from 2011 to 2015 and from 2017 until 2019. From 2015 to 2017, Ms. Heatherton served as the head of finance, planning & analysis for Touchtunes Interactive Networks. From 2007 to 2011, Ms. Heatherton served as the head of corporate planning and performance for Hachette Filipacchi Media U.S. From 2005 to 2007, Ms. Heatherton worked in management consulting at Cap Gemini Ernst & Young. Prior to that, Ms. Heatherton, a Certified Public Accountant, served in various financial and leadership roles for Bertelsmann, Merrill Lynch, Chiron Corporation and Ernst & Young. She has an MBA from INSEAD and a Bachelor of Science from U.C. Berkeley.

Ms. Heatherton would bring to our Company extensive strategic financial and accounting expertise, having worked in public accounting and management consulting and serving in chief financial officer and other finance and accounting leadership roles for many years. Ms. Heatherton would also bring to our Company experience in the mattress and home decor industry. See “Agreements with 22NW Fund, LP et al.,” below, which describes an agreement between the Company and certain shareholders pursuant to which the Company agreed to nominate Ms. Heatherton as a director for the Annual Meeting and the Company's 2026 annual meeting of shareholders.

Non-Director Executive Officers

Information concerning our executive officers as of April 27, 2025, is set forth below:

KENNETH R. BOWLING, age 63, joined the Company in 1997 as controller for the Culp Velvets/Prints division. He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002. In 2004, Mr. Bowling was promoted to vice president, finance and treasurer. Mr. Bowling became the Company’s chief financial officer in 2007 and corporate secretary in 2008, and he was named senior vice president in 2016. In 2019, Mr. Bowling was named executive vice president.

THOMAS M. BRUNO, age 44, joined the Company in September 2022 as executive vice president of the Culp Home Fashions division, and he was named president of the Culp Home Fashions division in January of 2023 and chief commercial officer of the Company in April 2025. Mr. Bruno previously served as vice president of business development, alternative channels at Tempur + Sealy International (now Somnigroup International following its acquisition of Mattress Firm) from 2018 to 2022. Prior to that, he was one of the founding members of Comfort Revolution, a sleep accessories company, where he served in various leadership roles from its inception in 2009 until its full acquisition by Tempur + Sealy International in 2018. Following this acquisition, Mr. Bruno was tasked with integrating Comfort Revolution into Tempur + Sealy International as Comfort Revolution’s senior vice president & managing director. During his tenure, Comfort Revolution sales grew 300% and the company was a profitable operation supporting some of Tempur + Sealy International’s most extensive alternative channel initiatives. Prior to Comfort Revolution, Mr. Bruno began his career in New Jersey with a leading public accounting firm.

RONALD S. CHANDLER, age 46, joined the Company as assistant corporate controller in January 2014 and was appointed the Company’s corporate controller in July 2021. In March 2025, Mr. Chandler was named the Company’s vice president and corporate controller and was appointed to serve as the Company’s principal accounting officer. Prior to joining the Company, Mr. Chandler served as accounting manager for Inmar, Inc. from 2010 to 2014, and in audit associate roles with Grant Thornton LLP from 2006 to 2010.

JUSTIN M. GROW, age 53, joined the Company in January 2025 as vice president, general counsel and corporate secretary. Mr. Grow previously served as executive vice president and chief administrative officer for Delta Apparel, Inc. (DLA) from November 2022 until his resignation in June 2024, and served as its general counsel from 2011 to 2019, its corporate secretary from 2012 to 2019, its vice president of administration from 2016 to 2019, and its assistant corporate secretary from 2011 to 2012. DLA filed for reorganization under Chapter 11 of the United States Bankruptcy Code in 2024. From December 2019 to November 2022, Mr. Grow served as general counsel and secretary for Security Group, Inc., a multi-national finance company, where he led its legal, compliance, credit reporting, and related functions. Prior to 2011, Mr. Grow served in leadership roles for ScanSource, Inc., a Fortune 1000 technology distributor (NASDAQ: SCSC), and 3V Sigma USA, Inc., a leading producer of advanced specialty chemicals. Mr. Grow began his career with Ogletree Deakins, one of the largest labor and employment law firms in the United States.

TERESA A. HUFFMAN, age 64, has been employed by the Company since 1986 and has served in various capacities during her tenure. Ms. Huffman was named vice president, human resources for the Company in February 2008, and was promoted to senior vice president, human resources in 2019. In July 2021, she became an executive officer of the Company, and in July 2022, she was named senior vice president, chief human resources officer.

MARY BETH HUNSBERGER, age 50, joined the Company as executive vice president of the Culp Upholstery Fabrics division in January 2024, and she was named president of the Culp Upholstery Fabrics division in July 2024 and chief operating officer of the Company in April 2025. Previously, Ms. Hunsberger served as president of North and South America for Dedon, Inc., from 2016 through 2023, and she concurrently served as chief operating officer of North and South America for Gloster Furniture during 2023.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 29, 2025, for the nominees for election to the Board of Directors, the directors and named executive officers of the Company, and all executive officers, directors, and nominees of the Company as a group, a total of 16 persons:

Name	Position with Company (1)	Year Became Director	Year Term Expires	Shares and Percent of Common Stock Beneficially Owned As of July 29, 2025 (2)	Notes
Directors, Nominees, and Named Executive Officers

Franklin N. Saxon	Director (Chairman of the Board)	1987	2025	113,750*	(3)

Robert G. Culp, IV	President and Chief Executive Officer, Director	2020	2025	403,220 3.2%	(4)

John A. Baugh	Director	2021	2025	56,275*	(5)

Sharon A. Decker	Director	2019	2025	54,580*	(6)

Kimberly B. Gatling	Director	2021	2025	45,243*	(7)

Fred A. Jackson	Director	2016	2025	91,073*	(8)

Alexander B. Jones	Director	2024	2025	9,722*	(9)

William L. Tyson	Director	2025	2025	800*

John Douglas Collier	Director Nominee			0

Lynn D. Heatherton	Director Nominee			0

Kenneth R. Bowling	Executive Vice President, Chief Financial Officer and Treasurer			57,383*	(10)

Thomas M. Bruno	Chief Commercial Officer			78,232*	(11)

All executive officers, current directors and nominees as a group (16 persons)				938,055 7.4%

* Less than one percent.

(1)
As of July 29, 2025.
(2)
Includes shares currently owned and shares that may be acquired within 60 days after July 29, 2025, upon the vesting of service-based restricted stock units. Percentage ownership is based on 12,605,306 shares of our common stock outstanding as of July 29, 2025.
(3)
Includes approximately 275 shares owned by Mr. Saxon through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 3,000 shares owned by Lori Saxon, Mr. Saxon’s spouse, in her own name. Mr. Saxon disclaims beneficial ownership of the shares owned by his spouse.
(4)
Includes approximately 104,030 shares owned by Mr. Culp through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 1,740 shares held in trust for Mr. Culp’s daughter and 1,740 shares held in trust for Mr. Culp’s son, where Mr. Culp is the sole trustee for these trusts, and has sole voting, dispositive, and investment power with respect to these shares.

(5)
Includes 9,197 shares that Mr. Baugh may acquire within 60 days after July 29, 2025, upon the vesting of service-based restricted stock units, subject to his continued service as a director through the vesting date.
(6)
Includes 9,197 shares that Ms. Decker may acquire within 60 days after July 29, 2025, upon the vesting of service-based restricted stock units, subject to her continued service as a director through the vesting date.
(7)
Includes 9,197 shares that Ms. Gatling may acquire within 60 days after July 29, 2025, upon the vesting of service-based restricted stock units, subject to her continued service as a director through the vesting date.
(8)
Includes 10,033 shares that Mr. Jackson may acquire within 60 days after July 29, 2025, upon the vesting of service-based restricted stock units, subject to his continued service as a director through the vesting date.
(9)
Includes 9,197 shares that Mr. Jones may acquire within 60 days after July 29, 2025, upon the vesting of service-based restricted stock units, subject to his continued service as a director through the vesting date. Does not include shares beneficially owned by the Investor Group (as defined below) other than those directly beneficially owned by Mr. Jones. Mr. Jones is Vice President, Senior Research Analyst at 22NW, LP.
(10)
Includes approximately 18,170 shares owned by Mr. Bowling through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator).
(11)
Includes 12,557 shares that Mr. Bruno may acquire within 60 days after July 29, 2025, upon the vesting of service-based restricted stock units, subject to his continued service with the Company through the vesting date.

The Board of Directors recommends a vote "FOR" the eight nominees listed above as directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

The Board has approved Corporate Governance Guidelines designed to provide effective governance of the Company’s business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the Company’s website at www.culp.com in the “Investor Relations/Governance” section and are available in print to any shareholder upon request. In addition, the charters for the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are also included in the “Investor Relations/Governance” section of the Company’s website, www.culp.com and are available in print to any shareholder upon written request directed to our corporate secretary, at the Company's principal executive offices located at CULP Innovation Center at Congdon Yards, 410 W. English Rd. 5th Floor, High Point, North Carolina 27262.

Director Independence

The Board believes that independent directors should comprise a majority of the Board, and the Company’s Corporate Governance Guidelines (as well as New York Stock Exchange ("NYSE") rules) require that a majority of the Company’s Board be independent. To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director. These determinations are made annually. In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the NYSE. In addition, the Board has adopted the categorical standards set forth in the Company’s Corporate Governance Guidelines to assist in the determination of director independence, which conform to, or are more exacting than, the independence requirements in the NYSE listing standards.

Applying the independence standards described above, the Board has determined that the following current directors and/or nominees are independent within the meaning of the listing standards of the NYSE and the Company’s categorical standards of independence: John A. Baugh, John Douglas Collier, Sharon A. Decker, Kimberly B. Gatling, Lynn D. Heatherton, Fred A. Jackson, Alexander Jones, and William L. Tyson. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors.

Board Leadership Structure and Lead Independent Director; Executive Sessions of Non-Management Directors and Independent Directors

The roles of Board chair and chief executive officer are filled separately by two individuals. Mr. Saxon, who serves as Board chair, is a non-employee director who also provided consulting services to the Company as a strategic advisor in fiscal 2025. The Board believes, and our Corporate Governance Guidelines provide, that the Board should have flexibility to decide whether it is best for the Company at a given point in time for the roles of the chief executive officer and chair of the Board to be separate or combined and, if separate, whether the chair should be selected from the independent directors or be an employee. The Board believes that the complementary leadership skills of Mr. Saxon as chair and Mr. Culp as chief executive officer are currently serving the Board and the Company well.

Non-management Board members (which consists of Mr. Saxon and the independent directors) meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the non-management directors request the attendance of any management directors or executive officers). These meetings normally occur quarterly. Independent Board members meet separately from other directors in an executive session at least once per fiscal year (and more frequently upon request from the independent Board members), without the presence of other directors or executive officers of the Company. The non-management directors and independent directors have designated a lead independent director to preside at these meetings, to advise management and to otherwise act as a liaison between the non-management or independent directors, as applicable, and the Company’s management and/or other directors. Mr. Jackson has served as lead independent director since September 29, 2021.

Director Attendance at Annual Meetings

Directors are expected to attend the Company’s annual meeting of shareholders absent exceptional cause. All directors then on the Board attended the 2024 annual meeting of shareholders, with the exception of Perry E. Davis, who was not standing for re-election at such meeting.

Risk Oversight

The Board assesses and oversees risk in a number of ways, both as a full Board and through its committees. The Board assesses enterprise risk as it reviews and directs the Company’s strategic plans and decisions, both for operational and financial matters. The Board as a whole, in executive sessions and in meetings with management and reports from its committees, assesses risks faced by the Company and evaluates ways to mitigate those risks. For instance, the Board exercises oversight of information technology infrastructure and cybersecurity risks, in part through quarterly meetings between the Audit Committee and the head of the Company’s information technology department to review the Company’s readiness and ability to prevent and/or react to a cybersecurity threat or recover from a technology failure. The Audit Committee has the responsibility to review and discuss with management, and with the internal auditor and the independent auditor, as appropriate, issues regarding the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and the steps management has taken to monitor and mitigate such exposure. The Audit Committee also has the responsibility to review and discuss with management the Company’s policies, procedures, and practices with respect to overall enterprise risk management, including those risks related to information and cybersecurity, data protection, sustainability and environmental issues. In addition, the Compensation Committee assesses the Company’s compensation policies and practices to ensure that compensation arrangements do not provide incentives that create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the "Code") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller. The Code is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section and is available in print to any shareholder who requests it. The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to or waivers granted under the Code with regard to executive officers.

Anti-Hedging and Anti-Pledging Policies

As discussed in detail in the section below titled “Executive Compensation – Compensation Discussion & Analysis – Compensation Elements,” the Company maintains a policy that prohibits all directors, executive officers, and other designated individuals from hedging with respect to any of the Company’s securities. In addition, the Company’s policy strongly discourages directors, executive officers, and other designated individuals from pledging Company securities to secure a loan unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Insider Trading Policy

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Stock Ownership and Retention Requirements

In June 2018, the Compensation Committee recommended and the Board approved stock ownership and retention requirements applicable to our executive officers and members of our Board. Under these guidelines, each named executive officer is required to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. Non-employee directors are required to hold common stock with a market value equal to two times the annual cash retainer paid to such directors. Our chief executive officer is required to hold common stock valued at three times base salary, and our other named executive officers are required to hold common stock valued at two times base salary. In calculating ownership for purposes of this policy, only shares of common stock are considered - unvested restricted stock units (performance- or service-based) and unexercised stock options are not counted toward compliance with the stock ownership guidelines.

Named executive officers and directors have five years from the date of adoption of the requirements or the date they become subject to the requirements, whichever is later, to meet the minimum ownership requirements. If an individual does not own enough shares to meet the ownership requirements, that individual is required to retain at least 50% of all shares of our common stock granted to such individual pursuant to equity awards or stock grants from the Company under any compensation arrangements, until compliance with the ownership policy is achieved.

As of April 27, 2025, all of our directors and named executive officers who have been subject to the policy for at least five years held at least the required minimum number of shares to satisfy the stock ownership guidelines, other than Mr. Bowling, who remains in compliance with the policy's requirement to retain at least 50% of all shares of our common stock granted to him until the targeted ownership level is achieved.

Communications with Directors

The Company and the Board believe it is important that a direct and open line of communication exist between the Company’s Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the Company’s directors may send a letter to the following address:

Culp, Inc. Board of Directors

c/o Corporate Secretary

CULP Innovation Center at Congdon Yards

410 W. English Road, 5th Floor

High Point, North Carolina 27262

Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the lead independent director designated by the independent directors.

The Company also has a separate policy that allows shareholders, employees, or other interested parties to communicate with the chair of the Audit Committee of the Board to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the Company’s corporate website at www.culp.com, in the “Investor Relations/Governance” section under the heading “Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters.”

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company’s website at www.culp.com, in the “Investor Relations/Governance” section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom must be independent as determined by the Board and as defined by NYSE rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company’s industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

Although the Company has no formal diversity policy, our Board values the contributions of diversity in achieving Company objectives and maintaining sound governance practices, as it can bring together individuals with different skills and ideas from varying backgrounds and experiences to create balanced and thoughtful decision-making that best serves shareholder interests. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional skills and qualifications and business experience. The Board believes that such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight, and should be taken into consideration by the Corporate Governance and Nominating Committee when considering director nominees.

The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Messrs. Jones and Collier and Ms. Heatherton were identified by one of the Company's largest shareholders, 22NW, LP. Recommendations from shareholders for nominees to the Board will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to the Company’s Secretary at the Company’s main office. In order to be considered, such recommendations must be received at least 60 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Agreements with 22NW Fund, LP et al.

On June 17, 2024, the Company entered into a Cooperation Agreement (the “First Cooperation Agreement”) with 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (each, an “Investor” and collectively the “Investors” or the “Investor Group”). Pursuant to the First Cooperation Agreement, the Company increased the size of the Board from eight to nine directors and appointed, at the request and recommendation of the Investor Group, Alexander B. Jones to fill the vacancy resulting from the increase in the size of the Board. In addition, Mr. Jones was appointed to each of the Audit Committee and the Compensation Committee of the Board, and the Board agreed to nominate Mr. Jones to stand for election to the Board at the 2024 annual meeting of shareholders for a term expiring at the Annual Meeting and until his successor is duly elected and qualified.

On June 6, 2025, the Company entered into a subsequent Cooperation Agreement (the “Second Cooperation Agreement”) with the Investor Group, which superseded and replaced the First Cooperation Agreement. Pursuant to the Second Cooperation Agreement, the Company agreed to: (i) nominate Mr. Jones to stand for election to the Board at the Annual Meeting and the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”), (ii) nominate John Douglas Collier and Lynn D. Heatherton (together with Mr. Jones, the “Investor Group Designees”) to stand for election to the Board at the Annual Meeting and the 2026 Annual Meeting, (iii) establish a Strategy Committee of the Board, and (iv) cap the number of authorized directors on the Board at eight directors effective as of the Annual Meeting and seven directors effective as of the 2026 Annual Meeting and thereafter not increase the size of the Board prior to the termination date of the Second Cooperation Agreement without the Investor Group’s prior written consent.

Under both the First Cooperation Agreement and the Second Cooperation Agreement, the Investor Group agreed to certain standstill provisions with respect to its actions with regard to the Company for the duration of a standstill period defined in each such agreement. With respect to the Second Cooperation Agreement, such standstill period commenced on the effective date of the agreement and will end on the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations (as set forth in the advance notice provisions of the Company’s bylaws, as amended) for consideration at the 2027 annual meeting of shareholders and (ii) ninety (90) calendar days prior to the first anniversary of the 2026 Annual Meeting (the “Standstill Period”). During the Standstill Period, the Investors and their affiliates and associates may not have beneficial ownership of more than 15% of the Company’s common stock outstanding or have a net long position in more than 15% of the Company’s common stock outstanding. The standstill provisions of the Second Cooperation Agreement also include, among other things, restrictions with respect to nominating or recommending for nomination any persons for election to the Board, making any shareholder proposal to the Company or the Board or any committee thereof, soliciting any proxy or consents to vote securities of the Company in opposition to any recommendation or proposal of the Board and conducting any other referendum (including any “withhold” or similar campaign), except as expressly permitted by the Second Cooperation Agreement.

The Second Cooperation Agreement also requires the Investor Group, at the Annual Meeting and 2026 Annual Meeting and during the pendency of the Standstill Period, to take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each member of the Investor Group and their respective affiliates and associates in favor of (i) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (ii) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation; provided, further, that each of the Investors shall be permitted to vote in their sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of shareholders of the Company.

Under the Second Cooperation Agreement, the Company agreed that the Investor Group Designees will receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors on the Board, (ii) the same compensation for service as a director as the compensation received by other non-management directors on the Board with similar Board assignments, and (iii) such other benefits on the same basis as all other non-management directors on the Board. In the Second Cooperation Agreement, the Company and the Investors also agreed to customary confidentiality, non-disparagement, and other provisions and have made customary representations and warranties. The Company also agreed to reimburse the Investor Group for its reasonable and documented out of pocket fees and expenses in connection with its involvement at the Company in an amount not to exceed $50,000 in the aggregate.

BOARD COMMITTEES AND ATTENDANCE

There are five standing committees of the Board: Executive Committee, Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Strategy Committee. Each of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served on such committees at any time during the fiscal year) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the NYSE and the Company’s categorical standards of independence. Also, each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and each of the members of our Compensation Committee is “independent” for purposes of Section 10C(a)(2) of the Securities Exchange Act of 1934. The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culp.com in the “Investor Relations/Governance” section.

Executive Committee

The Executive Committee may exercise the full authority of the Board when it is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees. Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members. The Executive Committee currently consists of Messrs. Saxon (chair), Culp, and Jackson. The Executive Committee did not hold any formal meetings during fiscal 2025, and all significant management decisions requiring action by the Board were considered and acted upon by the full Board.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided to the Company by the independent auditors. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company’s significant accounting policies, internal accounting controls, reports from the Company’s internal auditor, quarterly financial information releases, Quarterly Reports on Form 10-Q filed with the SEC, and the Annual Report on Form 10-K filed with the SEC. In addition, the committee reviews and approves all significant transactions between the Company and any related party, and it reviews the Company’s risk assessment and risk management policies.

The current members of the Audit Committee are Mr. Baugh (chair), Ms. Decker, Ms. Gatling, Mr. Jackson, Mr. Jones, and Mr. Tyson. The Board has determined that all members of the Audit Committee are financially literate as defined by the rules of the NYSE. In addition, the Board has determined that Mr. Baugh, Ms. Decker, Mr. Jackson, Mr. Jones, Mr. Tyson, and Ms. Heatherton each qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer’s compensation after consulting with the Board. The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer. The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted. The Compensation Committee periodically reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk. In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, and occasionally other executive officers, to receive their recommendations regarding executive compensation (except as it relates to their own individual executive compensation levels).

In fiscal 2025, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent third-party advisor to provide advice, research, evaluation, and design services related to executive compensation. Pearl Meyer provided advice to the Compensation Committee on market trends and best practices in executive compensation, the structure and design of the Company’s compensation program, and the relationship between executive compensation and Company performance. Pearl Meyer has also assisted the Compensation Committee in defining the list of peer companies used to periodically compare the Company’s pay practices and levels to those of other companies within our industry or related industries. During fiscal 2025, Pearl Meyer did not provide any services to the Company other than the assistance it provided to the Compensation Committee.

The Compensation Committee’s charter does not address its ability to delegate its authority to others, and although it may have such power, in practice it approves all final decisions regarding changes in the compensation of executive officers. The current members of this committee are Ms. Decker (chair), Mr. Baugh, Ms. Gatling, Mr. Jackson, Mr. Jones, and Mr. Tyson.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Ms. Gatling (chair), Mr. Baugh, Ms. Decker, Mr. Jackson, and Mr. Tyson. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board’s policies and procedures, and to corporate governance policies applicable to the Company.

Strategy Committee

The current members of the Strategy Committee, which was established in the Company's fiscal year 2026, are Mr. Culp, Mr. Jones, and Mr. Tyson. Pursuant to the terms of the Second Cooperation Agreement, Mr. Collier will be appointed to serve on the Strategy Committee if he is elected to serve on the Board at the Annual Meeting. The Strategy Committee develops and makes recommendations to the Board regarding strategic matters and initiatives that it believes will drive growth in the Company’s business and create value for all of the Company’s shareholders, as well as such other matters as the Board may direct.

Attendance

During the fiscal year ended April 27, 2025, the Board held 14 meetings; the Audit Committee held 10 meetings; the Compensation Committee held seven meetings; and the Corporate Governance and Nominating Committee held eight meetings. Each Board member then on the Board attended at least 75% of the aggregate number of the meetings of the Board and of the committees on which he or she then served.

EXECUTIVE COMPENSATION

For fiscal 2025, the Company qualifies as a smaller reporting company under the SEC's definition of “smaller reporting company.” The Company has, nonetheless, opted to provide many of the compensation-related disclosures that are required for larger public companies and that the Company has historically provided. However, among other smaller reporting company accommodations, the Company is disclosing compensation for only three named executive officers (comprising (i) the Company’s principal executive officer, and (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of April 27, 2025), as permitted by the disclosure requirements applicable to smaller reporting companies.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section is intended to give an overview of our compensation program and policies, the material compensation decisions we have made under our program and policies with respect to our named executive officers (our “NEOs”), and the material factors that we considered in making those decisions. The NEOs of the Company during fiscal 2025 were as follows:

Name	Title
Robert G. Culp, IV	President and Chief Executive Officer
Kenneth R. Bowling	Executive Vice President, Chief Financial Officer, and Treasurer
Thomas M. Bruno	Chief Commercial Officer (formerly President, Culp Home Fashions Division)

The Compensation Committee of our Board (the “Committee”), which is made up solely of independent directors, leads and directs our executive compensation program. Additional details about the individual compensation of each NEO and the annual review of compensation for our NEOs is contained in the sections that follow, and this Compensation Discussion and Analysis should be read in connection with that information.

Executive Summary

The primary purpose of the Company’s executive compensation program is to support growth in earnings, return on capital, free cash flow, balance sheet management, and shareholder value. The compensation structure adopted by the Committee for NEOs during the fiscal 2025 year sought to accomplish these goals by relying heavily on incentive-based compensation linked to the Company’s financial results, as opposed to fixed compensation, while also seeking to enhance the Company’s ability to align the long-term interests of senior management with those of our shareholders.

The Committee previously approved an executive compensation philosophy in fiscal 2021 to begin positioning base salaries and target short-term and long-term incentive award opportunities for NEOs at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, through gradual salary and incentive compensation increases over time, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. However, this program was paused in fiscal 2023 in response to macroeconomic and industry headwinds affecting the Company’s business, when the Company implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of our NEOs at the time. In fiscal 2024, the Company again delayed any further implementation of adjustments to executive pay to move toward peer-median targets. Instead, executives other than the chief executive officer received modest (four percent) base salary merit increases based on individual performance, in line with salary increase percentages for other salaried employees. The chief executive officer requested to continue the salary-freeze already in place for him in fiscal 2024 in light of recent financial results for the Company that were below expectations.

For fiscal 2025, due to the Company's continuing focus on controlling costs in what remained an extremely challenging market and industry environment, as well as recent financial results for the Company that were below expectations, the Company again delayed any further implementation of its plan to adjust executive pay to move towards peer-median targets. Neither the chief executive officer nor any other NEO received an increase in base salary in fiscal 2025.

Beyond base salaries, NEOs also had the opportunity to earn additional compensation under the fiscal 2025 executive compensation program through short-term and long-term incentive plans that could result in compensation at, above, or below targeted levels based on actual versus targeted performance results.

Short-term (annual) cash incentive compensation for fiscal 2025 tied award opportunities to measures of operating, cash flow, and revenue performance in order to focus participants on profitability, top line sales growth, cash generation and balance sheet management during a time of continued uncertainty due to industry and macroeconomic challenges. For fiscal 2025, cash incentive award opportunities were tied to measures of annual adjusted operating income (loss), adjusted operating cash flow, and net sales, with a weighting of 60% for adjusted annual operating income (loss), 20% for adjusted operating cash flow, and 20% for net sales, in each case, of the applicable reporting unit. For executive officers in the executive shared services reporting unit (which includes corporate senior officers and managers), these measures were based on the Company's consolidated results. For the executive officer in our mattress fabrics division reporting unit, these measures were based on the results of our mattress fabrics operating segment. Any earned award for the adjusted operating cash flow and net sales components was subject to a downward adjustment of 40% if adjusted operating income (loss) was below a threshold level established for the applicable reporting unit, and no bonus could be earned for any component if adjusted operating income (loss) was significantly below the threshold level set for the applicable reporting unit. The target goals for each metric were generally set above the Company's internal annual operating plan budgets for each applicable reporting unit and required significant year-over-year improvement in order to receive a target payout. As such, the performance hurdles for each reporting unit were considered to be challenging in light of business conditions and expectations. As discussed in more detail below, no NEOs received any annual cash incentive compensation for fiscal 2025.

The practice of granting long-term equity incentive awards was continued for fiscal 2025. However, instead of granting a combination of performance-based and service-based restricted stock units consistent with our historical practice, grants to all NEO participants consisted solely of performance-based restricted stock units in fiscal 2025. The Committee implemented this structure in response to feedback from shareholders, as well as to more closely manage the Company's stock-based compensation expense during what it anticipated to be challenging business conditions during the applicable performance period. The performance-based incentive awards granted to NEOs in fiscal 2025 also reflect the Committee's continued focus on aligning executive compensation with longer-term Company performance success, as well as aligning the long-term interest of senior management with that of our shareholders. The vesting conditions for these performance-based units are based on the applicable reporting unit's three-year cumulative adjusted operating income goals, with all goals set at the time of grant and with any earned awards subject to adjustment by up to +/- 25% based on the Company’s three-year relative total shareholder return performance as compared to the Company’s peer group, as described in detail below. As was the case with the fiscal 2025 annual cash incentive program, performance hurdles for our fiscal 2025 performance-based restricted stock awards were stretch goals set at levels considered to be challenging for the three-year period.

In addition to these major elements of executive compensation, the Company provided a limited selection of additional benefits and perquisites to NEOs during fiscal 2025.

Company Performance Highlights and Effects on Compensation

The Company continued to face a difficult business environment during fiscal 2025. The ongoing slowdown in demand for home furnishings, soft home sales, reduced discretionary spending on consumer durables, inflation concerns, and general economic uncertainty all played a role in creating weakness in the domestic mattress and residential home furnishings industries. In addition, the market uncertainty derived from the recent global trade discussions and increased tariff and related measures imposed upon goods imported into the United States at various junctures also contributed to what remained very difficult business conditions. Our financial results for fiscal 2025 reflect these challenging conditions, with lower sales for the Company overall and for both our mattress fabrics and upholstery fabrics operating segments compared to the prior fiscal year. Despite these external pressures, the Company, under the leadership of its executive officers, made substantial strides in reducing its cost structure and improving its operating efficiency to better navigate the continued difficult industry environment and position the Company to take advantage of any improvement in business conditions.

In response to the continuing challenges presented by the current home furnishings industry environment, the Company successfully completed a multi-faceted restructuring plan in fiscal 2025 that was designed to reduce costs, improve asset utilization, and drive performance and profitable growth. This restructuring plan, which was primarily focused within the Company’s mattress fabrics segment and, to a lesser extent, its upholstery fabrics segment, included the following strategic actions: (i) consolidating the Company’s North American mattress fabrics operations, including a phased wind-down and closure of the Company’s manufacturing plant in Quebec, Canada, and the incorporation of the knitting and finishing capacity at this plant into the Company’s facility in Stokesdale, North Carolina; (ii) cost efficiency, through-put and quality improvements via the optimization of volume and equipment in the Company’s mattress fabrics operation in Stokesdale, North Carolina; (iii) transitioning the mattress fabrics segment’s internal weaving operation to a strategic sourcing model through the Company’s long-standing supply partners, which enhanced competitiveness and value for customers; (iv) consolidating the Company’s Haiti sewn mattress cover operation (which is located on the Dominican Republic border) into one building, which significantly reduced operating expenses at that location; (v) restructuring the Company’s upholstery fabrics finishing operation in China to better align with demand and continuing to leverage strategic supply relationships; and (vi) reducing unallocated corporate and shared services expenses. This restructuring effort is expected to generate $10 to $11 million in annualized savings and operating improvements, with many of these benefits already manifesting in the Company’s fiscal 2025 fourth quarter results.

In addition, at the end of fiscal 2025, the Company initiated an integration effort involving the combination of its two operating divisions, upholstery fabrics and mattress fabrics, into one unified business designed to optimize operational agility and collaboration, streamline costs and processes, and increase responsiveness to customer needs and market trends. In connection with this integration effort, one of our NEOs, Mr. Bruno, transitioned from his former role as president of our mattress fabrics division to a role with a Company-wide scope of responsibility, with Mr. Bruno now serving as the Company's chief commercial officer (Mr. Bruno did not receive a salary increase in connection with his promotion).

Our results for fiscal 2025 reflect the improved cost and operating efficiency benefits driven by the above-referenced restructuring efforts. For fiscal 2025, the Company achieved a loss from operations of $(18.4) million compared to a loss from operations of $(10.6) million in fiscal 2024. However, excluding restructuring and related expenses and other extraordinary and non-recurring items, the Company achieved an adjusted loss from operations of $(9.0) million for fiscal 2025, which was an approximately 15% improvement over the prior fiscal year's adjusted loss from operations of $(10.6) million (adjusted operating income (loss) is a non-GAAP measure - see Appendix A for a reconciliation of adjusted operating income (loss) to the most directly comparable GAAP measures).

Despite the cost structure and operating improvements achieved by the Company during fiscal 2025, the combination of stretch goals and challenging market conditions resulted in none of the minimum performance thresholds for adjusted operating income (loss), adjusted operating cash flow or net sales being met by any of our reporting units for fiscal 2025. As a result of this below-threshold performance across all three metrics and reporting units, none of our NEOs earned any annual cash incentive awards for fiscal 2025. Notably, in monitoring and evaluating business conditions and the Company's performance across these metrics throughout fiscal 2025, the Committee did not alter or adjust the performance targets originally set under the fiscal 2025 annual cash incentive plan to favorably benefit any participants, despite greater-than-expected macroeconomic headwinds faced by the Company during the year. Additional details about the fiscal 2025 annual cash incentive plan and performance thereunder are discussed later in this Compensation Discussion and Analysis section under the heading “Annual Incentive Plan."

Long term equity incentive awards granted under the fiscal 2023 long term incentive compensation plan (“LTIP”) for the three-year period ended April 27, 2025, consisted of a mix of performance-based and service-based stock awards for our executive officers, with the award to our chief executive officer consisting of 75% performance-based restricted stock unit ("RSU") awards and 25% service-based RSU awards, and awards to our other executive officers consisting of one-half performance-based RSU awards and one-half service-based RSU awards. For each reporting unit, cumulative adjusted operating income (loss) over the three-year performance period for the applicable reporting unit was the metric for the performance-based RSUs, with award opportunities ranging from 0% to 200% of target grants. Any earned performance-based RSUs from the fiscal 2023 grants to executive officers were subject to an upward or downward adjustment of up to 25%, based on the Company’s total shareholder return (“TSR”) for the three-year period ended as of the conclusion of fiscal 2025, as compared to companies in the Company’s fiscal 2023 peer group. Operating results during this three-year performance period were below the threshold performance levels for these equity awards for both of the reporting units (the Company on a consolidated basis and our mattress fabrics segment). Despite the significant and greater-than-expected headwinds during each of fiscal 2023, fiscal 2024, and fiscal 2025, the Committee did not alter or adjust the previously set levels of adjusted operating income (loss) over the three-year performance period. As such, no performance-based RSUs from the fiscal 2023 grant were earned by any participants.

Additional details about the Company’s LTIP, including information with respect to long-term incentive awards granted in fiscal 2025, are discussed later in this Compensation Discussion and Analysis section under the heading “Long-Term Incentive Awards.”

The Committee determined that fiscal 2025 pay levels for executive officers were appropriate, aligned with our strategic objectives, and consistent with our pay-for-performance philosophy. This determination was based on the Committee’s primary focus on profitability, top line sales growth, cash generation, and balance sheet management during fiscal 2025; and also taking into account that:

•
executive officer base salaries in fiscal 2025 were generally believed to be well below the 50th percentile market level compared to the Company’s peer group, with neither the Company's chief executive officer nor any other executive officers receiving salary increases during fiscal 2025 and with the Company's chief executive officer also not receiving a salary increase in fiscal 2023 or fiscal 2024;
•
adjusted operating income (loss), adjusted operating cash flow, and net sales targets for each reporting unit in the fiscal 2025 annual cash incentive program were set at levels considered to be very challenging, generally requiring significant year-over-year improvement and performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout, with no executive officer earning an award under the fiscal 2025 annual cash incentive program due to below-threshold performance by the Company and the mattress fabrics reporting unit; and
•
the three-year cumulative adjusted operating income target for the performance-based shares granted under the fiscal 2023 LTIP that were eligible to vest in fiscal 2025 was set at a level considered to be very challenging, with no executive officers earning any performance-based shares under such award due to the Company's below-threshold operating performance during the applicable performance period.

Overview and Objective –Compensation Strategy

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. The Committee believed that the best way to accomplish this purpose was to focus the fiscal 2025 program on the following objectives:

•
embracing a pay-for-results philosophy, with total pay aligned with Company performance success through the use of management incentives;
•
attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
fairly compensating management for their service to our Company, which in turn helps to retain and motivate them; and
•
aligning the long-term interests of senior management with those of our shareholders by providing all long-term incentive award opportunities in the form of performance-based restricted stock units tied to challenging goals for a three-year performance period, with any earned awards paid in stock and subject to adjustment based on the Company’s three-year total shareholder return relative to industry peers.

As described below under “—Compensation Elements—Position Relative to Market and Peer Comparison Group,” and “—Compensation Elements—Base Salary,” in response to ongoing macroeconomic uncertainty and market volatility, and in light of financial results below Company expectations, the Committee again delayed its prior plan to position base salaries and target short- and long-term award opportunities at or near market median levels in fiscal 2025. Moreover, no NEO received an increase in base salary for fiscal 2025, including our chief executive officer, whose salary has been frozen since fiscal 2023. Based on these considerations, our executive compensation program for fiscal 2025 generally comprised:

•
setting base salaries at levels generally believed to be well below the 50th percentile market level compared to the Company’s fiscal 2025 peer group;
•
setting challenging financial targets for annual cash incentives, generally requiring significant year-over-year improvement and performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout, despite ongoing economic headwinds;
•
providing only performance-based awards for long-term equity incentives to NEOs in order to align executive pay with the Company’s longer-term success and shareholder interests; and
•
setting challenging performance goals for the fiscal 2025 long term equity incentive program, which required significant improvements in profitability.

Our corporate culture and compensation philosophy call for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2025 was primarily intended to support the following:

•
continuing to be a leader in product innovation in our industry;
•
a planned and disciplined approach to managing our business and the utilization of capital;
•
maintaining a strong focus on increasing earnings, return on capital, cash generation, balance sheet management, and shareholder returns;
•
prudent/calculated risk taking;
•
providing only very limited perquisites;
•
being more team-oriented than individual accountability oriented;
•
decision making that is decentralized as pertains to sales, marketing, and operations, and centralized as pertains to strategic matters; and
•
a balanced perspective between short-term and long-term incentives and goals.

Compensation Elements

The overall compensation program for fiscal 2025 consisted of base salary, annual cash incentives, long-term equity incentives, and benefits. These benefits included a 401(k) plan, health and other welfare benefits, supplemental non-qualified deferred compensation, and limited perquisites such as an auto allowance and voluntary participation for certain executive officers, including NEOs, in an executive health program. Certain executive officers also participated in a severance protection plan. Further details about the elements of our compensation program for fiscal 2025 are set forth on the following pages.

Element	Form of compensation	Purpose	Performance criteria
Base salary	Cash	Providing a level of fixed compensation that appropriately balances the need to be market competitive and the need to control fixed costs	Not performance-based, but individual performance is considered for merit increases

Annual cash incentive awards	Cash	Creating an incentive for executive officers to direct their efforts toward achieving specified Company financial goals

Tied to measures of adjusted operating income (loss) (60% weighting), adjusted operating cash flow (20% weighting), and net sales (20% weighting) for each reporting unit, subject to a negative moderator of 40% in the event adjusted operating income (loss) for the applicable reporting unit falls below a specific threshold level, with no bonus earned in the event adjusted operating income (loss) for the applicable reporting unit falls significantly below threshold level

Long-term equity incentive awards	Performance-based restricted stock units

Creating an incentive for meeting or exceeding longer-term financial goals and providing an equity stake in our Company in order to align the long-term interests of management with those of our shareholders

Adjusted operating income (loss) based on cumulative targets identified for a three-year period for performance-based restricted stock units, with any earned awards subject to adjustment based on the Company's relative TSR (total shareholder return)

Health and welfare plans

Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including broad-based medical, life insurance, and disability plans, and a severance plan

		Providing a competitive, broad-based employee benefits structure	Not performance-based

Retirement plans	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees) and, for certain officers, a supplemental non-qualified deferred compensation plan	Providing competitive retirement-planning benefits to attract and retain skilled management	Not performance-based

Perquisites	Automobile allowance; voluntary participation in executive health program where Company pays the cost of a comprehensive health assessment to address overall medical needs and assess health risk	Providing limited business-related perquisites	Not performance-based

Severance protection plan	Eligibility to receive cash severance in connection with certain qualifying termination of employment scenarios in anticipation of or within a defined period after a change of control	Providing a competitive compensation package and ensuring continuity of management in the event of any actual or threatened change in control of our Company	Not performance-based

Position Relative to Market and Peer Comparison Group

Traditionally, the Committee compares the Company’s pay practices and levels of pay to those of other companies within our industry or related industries with whom we compete for management talent on an annual basis. The Committee views such data to be useful information but does not believe such data should be deemed the best and final determinant of its compensation decisions. The Committee makes prudent distinctions between Culp’s executive compensation program and the practices at comparable companies when deemed necessary to maintain an effective compensation program. It is the Company’s belief that, in the final analysis, performance rather than benchmarking data should drive its executive compensation decisions. Some of the other factors also considered by the Committee in setting executive compensation include incumbent roles, responsibilities, tenure, internal equity, market conditions, and the desire to attract, retain, and motivate our NEOs and reinforce strategic objectives in support of long-term value creation.

The Committee traditionally reviews peer group composition on an annual basis and considers refinements as deemed appropriate. The Committee also traditionally engages an independent compensation consultant on an annual basis to advise it about a number of compensation-related issues, including development of an appropriate list of peer companies and periodic assessments of pay competitiveness and alignment with performance. For fiscal 2025, in response to feedback from shareholder outreach as described below under "Shareholder Engagement and Executive Compensation Program Changes for Fiscal 2025," the Committee approved certain changes to the Company's peer group. In particular, certain shareholders noted that the Company's relative size positioning versus its peer group had declined in prior years, prompting concern given the Company's stated philosophy of targeting executive compensation at or near the 50th percentile of the peer group. Based on this feedback, the Committee worked with its compensation consultant to review and update the Company's peer group to remove peer companies that are significantly larger than the Company and to add companies that are closer in size to the Company. This review resulted in the removal from the peer group of Ethan Allen Interiors, Inc., Insteel Industries, Inc., Rocky Brands, Inc., Superior Group of Companies, Inc., and the Lovesac Company, and the addition of Jerash Holdings (US), Inc. and Crown Crafts, Inc. Accordingly, the fiscal 2025 peer group approved by the Committee comprised the following 13 companies:

Bassett Furniture Industries, Inc. Crown Crafts, Inc. Delta Apparel, Inc. Flexsteel Industries, Inc. Hooker Furniture Corp., Inc.	Jerash Holdings (US), Inc. Lakeland Industries, Inc. Live Ventures Incorporated Purple Innovations Inc.	The Dixie Group Unifi, Inc. Vera Bradley, Inc. Vince Holding Corp.

As discussed above, the Committee paused ongoing market adjustments intended to gradually elevate NEO target pay to a position at or near the market 50th percentile (or median) levels, as compared to the Company’s peer group, due to persistent challenging business conditions. However, in the future, once business conditions normalize, the Committee expects to continue to gradually implement the following NEO target pay positioning objectives, while also continuing to be mindful of Company and individual performance, market conditions, and relative size positioning versus peers:

•
targeting base salary at or near median market levels in order to enhance the Company’s ability to attract and retain key executives, while balancing the need to be market competitive with the need to control fixed costs;

•
targeting annual cash incentive compensation at or near median market levels in order to reward performance for achieving goals, while also setting performance goals that are challenging, realistic, and sustainable;

•
targeting long-term equity incentive compensation at or near median market levels to reflect the significance of long-term incentives to executive compensation, further enhance retention, equity stakes, and alignment with shareholder interests, and ensure that total direct compensation is reasonably competitive, with the understanding that realizable values can be at, above, or below target levels due to their linkage to performance and/or stock price; and

•
total direct compensation will vary based on performance, targeted at or near median market levels when performance is at target levels, with the understanding that total direct compensation can be above market when superior performance occurs, and below market when performance results are below target levels.

Base Salary

The Committee considers base salaries to be a fixed expense and, as discussed previously, began setting them in fiscal 2022 based on the gradual implementation of pay positioning targets for our NEOs. However, during fiscal 2023, in response to ongoing macroeconomic headwinds affecting the Company’s business and industry, as described in more detail above, the Company temporarily implemented a freeze on base salaries for most employees making over $150,000, including all NEOs. This salary freeze remained in effect for all NEOs throughout fiscal 2023. For fiscal 2024, based on ongoing macroeconomic uncertainty and market volatility, and in light of recent financial results, the Company again delayed any further implementation of adjusting executive pay to move towards the targeted pay positioning targets, and instead executives other than the chief executive officer were eligible for modest merit increases based on individual performance. Our chief executive officer, Mr. Culp, did not receive a salary increase in fiscal 2024 at his request in light of financial results that were below expectations. For fiscal 2025, neither Mr. Culp nor any of the other NEOs received salary increases due to the continued macroeconomic uncertainty and market deterioration. As such, our chief executive officer has not received a salary increase since fiscal 2022. Moreover, the Committee believes the base salaries for NEOs in fiscal 2025 remained well below the 50th percentile market level compared to the Company’s peer group.

No increases in base salary are currently anticipated for NEOs in fiscal 2026 due to the persistent macroeconomic and industry uncertainty; however, the Committee may re-evaluate NEO salaries later in fiscal 2026 if there is significant improvement in Company performance and market conditions.

Annual Incentive Plan

Our fiscal 2025 annual incentive plan provided for potential cash bonus payments to plan participants based upon actual performance versus pre-established metrics tied to the Company’s annual business plan and strategic priorities. For fiscal 2025, award opportunities were tied to measures of adjusted annual operating income (loss), adjusted operating cash flow, and net sales, with a weighting of 60% for adjusted annual operating income (loss), 20% for adjusted operating cash flow, and 20% for net sales, with each component separately funded. The plan provided for cash bonuses based upon these metrics for the entire Company in the case of the executive shared services reporting unit (which includes corporate senior officers and managers), and upon these metrics for our mattress fabrics division reporting unit in the case of management of our mattress fabrics operating segment. Any earned award for the adjusted operating cash flow and net sales components was subject to a downward adjustment of 40% if adjusted operating income (loss) was below a specific threshold level established for the applicable reporting unit, and no award could be earned for any component if adjusted operating income (loss) was significantly below the threshold level set for the applicable reporting unit.

The Committee chose these annual incentive plan measures to reinforce the Company’s key strategic priorities for fiscal 2025, particularly its focus on profitability, top line sales growth, cash generation and balance sheet management during a time of continued uncertainty due to industry and macroeconomic challenges. The Committee believed that these three measures were critical in evaluating the Company’s ability to operate effectively in this challenging business environment.

Messrs. Culp and Bowling, who are each part of our executive shared services reporting unit, participated in the plan that awards cash bonuses based upon the selected metrics for the entire Company. Mr. Bruno participated in the plan that awards bonuses based on the selected metrics for the Culp Home Fashions (“CHF”) mattress fabrics division.

Adjusted operating income (loss) was defined under the annual incentive plan for fiscal 2025 as the operating income or loss for a reporting unit (or the Company, in the case of the executive shared services reporting unit) as calculated and recorded on the Company's financial statements, but excluding extraordinary and non-recurring items, if any, including, but not limited to, restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions.

Adjusted operating cash flow for the executive shared services reporting unit was defined under the annual cash incentive plan for fiscal 2025 as the Company's consolidated net cash provided by (used in) operating activities (which includes and is calculated using the calculation of consolidated adjusted operating income (loss) under the annual incentive plan for the Company), plus proceeds from the sale of long-term investments (rabbi trust), minus the purchase of long-term investments (rabbi trust), plus proceeds from the sale of equipment, plus proceeds from note receivable, and plus or minus the effect of exchange rate changes on cash and cash equivalents, in each case as calculated and reported on the Company's financial statements. Adjusted operating cash flow for the mattress fabrics operating division reporting unit was defined under the annual incentive plan for fiscal 2025 as such reporting unit's cash from earnings (which includes and is calculated using the calculation of adjusted operating income (loss) under the annual incentive plan for such reporting unit), plus or minus cash flow from working capital for the division, plus proceeds from the sale of equipment for the division, as calculated and reported on the reporting unit's financial statements.

Net sales was defined as net sales for the applicable reporting unit as calculated and recorded on the Company's financial statements.

The Committee established three measurement levels—threshold, target, and maximum—for annual adjusted operating income (loss), adjusted operating cash flow, and net sales for each reporting unit under the fiscal 2025 annual cash incentive plan, as well as corresponding award funding opportunities. For fiscal 2025, award funding could range from 20% of target levels at threshold performance, and up to 200% of target levels for superior results, with payouts in between designated levels determined using straight-line interpolation, and no awards earned for below-threshold performance results. Consistent with the program in prior years, the annual incentive bonuses earned under the plan, if any, were to be paid in cash.

In developing the performance targets for the fiscal 2025 annual incentive program, the Committee carefully evaluated then-current and expected business conditions, as well as historical consolidated and divisional performance. Critical factors, such as then-current demand trends for furniture and bedding, as well as macroeconomic trends in the overall global economy, were also considered in setting the performance levels. The target goals for the applicable performance metrics for each reporting unit (adjusted operating income (loss), adjusted operating cash flow, and net sales) were set above the Company's internal annual operating plan budgets and required year-over-year improvement for each reporting unit to achieve a target payout. As such, the performance hurdles for each reporting unit were considered to be challenging in light of business conditions and expectations. Once approved by the Committee, these performance levels were not changed or adjusted during the year, despite greater-than-expected industry and macro headwinds faced by the Company during the year.

Despite the significant cost structure and operating improvements achieved by the Company during fiscal 2025, the combination of stretch goals and challenging market conditions resulted in none of the minimum performance thresholds for the adjusted operating income (loss), adjusted operating cash flow or net sales measures being met by any of our reporting units for fiscal 2025. As a result of this below-threshold performance across all metrics and reporting units, there were no annual incentive compensation awards earned under our fiscal 2025 executive shared services or mattress fabrics unit plans, including no awards for any of our NEOs.

For the executive shared services plan applicable to Mr. Culp and Mr. Bowling, the following table summarizes performance hurdles and award funding provisions approved by the Committee for fiscal 2025:

	Adjusted Operating Income (Loss) (60% Weighting)*		Net Sales (20% Weighting)		Adjusted Operating Cash Flow (20% Weighting)	% of Target Award Earned
	Performance Level	Amount by which Performance Level Exceeds Prior Year Actual Performance	Performance Level	Amount by which Performance Level Exceeds Prior Year Actual Performance	Performance Level**
Threshold	$(3,428,000)	$7,204,000	$222,919,000	$0	$(2,500,000)	20%
Target	$2,000,000	$12,632,000	$238,000,000	$12,667,000	$2,000,000	100%
Maximum	$8,000,000	$18,632,000	$254,000,000	$28,667,000	$6,500,000	200%

*

Adjusted operating loss of greater than $(4,000,000) would have resulted in a downward adjustment of 40% for any award earned with respect to the adjusted operating cash flow and/or net sales measures. No cash bonus could be earned for any component if the adjusted operating loss for the reporting unit was greater than $(5,000,000).

**

These performance levels were set based on the Company's consolidated internal annual operating budget plan for fiscal 2025. We have not disclosed the amount by which the performance level exceeds the internal annual operating plan budget because such budget information is confidential and competitively sensitive. In setting these levels, the Committee considered achievement of the target level to be challenging, as the target level was well above the annual operating budget.

As shown above, performance goals required significant year-over-year improvement versus the Company’s adjusted operating loss result of $(10,632,000) in fiscal 2024. Moreover, the target performance goal for net sales required solid year-over-year improvement versus the Company’s net sales result of $225,333,000 in fiscal 2024. The Company's actual adjusted operating income (loss), actual net sales, and actual adjusted operating cash flow for fiscal 2025 were all below threshold performance hurdles. As a result, neither Mr. Culp nor Mr. Bowling earned a payout under the executive shared services annual incentive plan.

For the mattress fabrics segment, which included Mr. Bruno, the following table summarizes performance hurdles and award funding provisions approved by the Committee for fiscal 2025:

	Adjusted Operating Income (60% Weighting)*		Net Sales (20% Weighting)		Adjusted Operating Cash Flow (20% Weighting)	% of Target Award Earned
	Performance Level	Amount by which Performance Level Exceeds Prior Year Actual Performance	Performance Level	Amount by which Performance Level Exceeds Prior Year Actual Performance	Performance Level**
Threshold	$(1,617,000)	$5,228,000	$112,919,000	$0	$2,500,000	20%
Target	$2,500,000	$9,345,000	$118,000,000	$1,630,000	$5,000,000	100%
Maximum	$7,000,000	$13,845,000	$124,000,000	$7,630,000	$7,500,000	200%

*

Adjusted operating loss of greater than $(2,500,000) would have resulted in a downward adjustment of 40% for any award earned with respect to the adjusted operating cash flow and/or net sales measures. No cash bonus could be earned for any component if adjusted operating loss for the reporting unit was greater than $(4,000,000).

**

These performance levels were set based on the fiscal 2025 internal annual operating budget plan for the mattress fabrics segment. We have not disclosed the amount by which the performance level exceeds the internal annual operating plan budget because such budget information is confidential and competitively sensitive. In setting these levels, the Committee considered achievement of the target level to be challenging, as the target level was well above the annual operating budget.

As shown above, performance goals required significant year-over-year improvement versus the mattress fabrics reporting unit’s adjusted operating loss result of $(6,845,000) in fiscal 2024. Moreover, the target performance goal for net sales required year-over-year improvement versus the mattress fabrics segment's net sales result of $116,370,000 in fiscal 2024. The mattress fabric reporting unit's actual adjusted operating income (loss), adjusted operating cash flow, and net sales results for fiscal 2025 were below the threshold performance hurdles for each measure. As a result, Mr. Bruno did not earn a payout under the fiscal 2025 annual incentive plan.

The potential threshold, target, and maximum award opportunities that were available to our NEOs under this plan to are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns.

In light of the challenging business environment facing the Company, the Committee focused on profitability, top line sales growth, cash generation, and balance sheet management during fiscal 2025. The Committee believes the lack of any payouts under the annual cash incentive plan was appropriate in light of performance outcomes in those areas and consistent with the Company's pay for performance philosophy.

Fiscal 2025 Long-Term Incentive Awards

In accordance with our overall compensation strategy, the Committee has established a program of granting long-term equity incentive awards to our NEOs pursuant to the Company’s Amended and Restated Equity Incentive Plan (previously known as the 2015 Equity Incentive Plan, prior to its amendment in 2023). Grants to our NEOs in fiscal 2025 consisted solely of performance-based RSU opportunities rather than the mix of performance-based and service-based RSU opportunities traditionally granted to NEOs. The Committee implemented this structure in response to feedback received from shareholders indicating a preference for a higher weighting of performance-based versus service-based awards under the long-term incentive program, as well as to align pay with longer-term Company performance success and also to continue our focus of aligning the long-term interest of management with those of our shareholders.

Award vesting for the performance-based RSUs granted in fiscal 2025 is tied to the cumulative adjusted operating income (loss) of the applicable reporting unit for a three-year performance period ending as of the conclusion of our fiscal year 2027, with any earned awards payable in stock following the end of the three-year vesting period. The Committee implemented this multi-year structure for these performance-based RSUs to encourage a longer-term view for participants and to align pay with longer-term Company performance success and the interest of our shareholders. Performance hurdles for the measurement period were set at the time of grant. Any earned awards are subject to adjustment based on the Company's three-year total shareholder return relative to industry peers. Annual adjusted operating income (loss) was defined under the fiscal 2025 LTIP as the operating income or loss of the applicable reporting unit for the three-year performance period, as calculated and recorded on the reporting unit’s financial statements for fiscal 2025, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions. Earned performance awards are eligible to vest in full approximately three years after the date of grant if the participant meets the continued service requirements.

The potential number of shares of common stock that may vest in respect of fiscal 2025 performance-based RSUs for the three-year performance period is zero for below entry point (threshold) performance, 20% of target (i.e., 0.20 shares per RSU) at entry point (threshold) performance, 100% of target (i.e., one share per RSU) if target goals are met, and 200% of target (i.e., two shares per RSU) if maximum performance hurdles are achieved. The actual number of vested shares, if any, will be calculated on a pro rata basis between the threshold and maximum levels, with any earned awards payable in common stock approximately three years after the date of grant if the participant continues providing services to the Company for the full vesting period.

Target performance goals for the fiscal 2025 long term equity incentive program were set at challenging levels that required significant improvement in profitability over the course of the three-year performance period. The threshold, target, and maximum performance levels with respect to cumulative adjusted operating income (loss) for the three-year performance period of the fiscal 2025 long term incentive program are not presented, as such information is confidential and competitively sensitive. However, in setting these levels, the Committee considered achievement of the target levels to be challenging (stretch) goals compared to its expectations for the Company's performance for such period.

The vesting conditions for the performance-based awards granted to NEOs for fiscal 2025 include a total shareholder return (TSR) moderator such that the number of shares earned pursuant to the performance-based LTIP awards could increase or decrease based on the Company’s relative TSR performance over the three-year plan period as compared to the TSR of the Company’s peer group companies over the same period. If the Company’s three-year TSR result put the Company in the top quartile of its peer group, the number of shares earned would be increased by 25% (except that the total number of shares earned could not exceed the maximum award of 200% of target), and if the Company’s three-year TSR result put the Company in the bottom quartile of its peer company group, the number of shares earned would be decreased by 25%. If the Company’s three-year TSR result was between the 50th and 75th percentiles of the Company’s peer group, the number of earned shares would be increased by 1% for each incremental percentile increase (capped at a 25% increase and no more than 200% of target). If the Company’s three-year TSR result was between the 25th and 50th percentiles of the Company’s peer group, the number of shares would be decreased by 1% for each incremental percentile decrease (capped at a 25% decrease). No adjustment to the number of earned shares will be made if the Company’s three-year TSR result put the Company at the 50th percentile of its peer comparator group.

Our NEOs in fiscal 2025 were granted the following number of performance-based RSUs:

Performance-based RSUs
Robert G. Culp, IV	107,527
Kenneth R. Bowling	45,402
Thomas M. Bruno	43,054

The fiscal 2025 LTIP includes both corporate officers and certain non-officer employees. The number of equity awards granted to any individual is based upon the Committee’s assessment of that individual’s level of responsibility and ability to affect the Company's operating income and the Company’s common stock price. In making that judgment, the Committee also considered our overall compensation strategy, the advice of our compensation consultant, management’s recommendation, and the remainder of the recipient’s compensation package.

A total of 195,983 performance-based RSUs were granted to current NEOs for fiscal 2025. Consistent with the approach used in fiscal 2024, the grant date closing stock price was used to determine fiscal 2025 equity grant levels relative to the target values of the awards. Equity grants to employees typically occur in July or August of each year and, consistent with this practice, the fiscal 2025 equity grants were primarily made in August 2024. For fiscal 2025, the Committee again included certain Company personnel other than NEOs in the long-term incentive program and granted 78,437 performance-based RSUs and 40,606 service-based RSUs to these individuals to provide additional performance and retention incentives, as well as shareholder alignment incentives, to a larger group of key personnel.

The aggregate target grant of 315,026 RSUs to all employees in fiscal 2025 represented what the Company believes to be a reasonable burn rate (number of shares granted as a percent of common shares outstanding) of approximately 2.5% at a target award level when compared to industry peers and the broader market. The units will also fully vest at the target level for each award recipient upon a qualifying termination of employment in connection with a change of control (a “double trigger” change of control feature) or the termination of the recipient’s employment by reason of the recipient’s death or disability.

The equity awards granted under the fiscal 2025 long-term incentive program to our NEOs are reflected in the Summary Compensation Table in the “Stock Awards” column. In addition, for our NEOs who received grants under the fiscal 2023, 2024, and/or fiscal 2025 long-term incentive programs, the number of unearned units shown as not vested as of the end of fiscal 2025 (which includes service-based awards granted in fiscal 2023 for the three-year vesting period ended July 11, 2025, which had not yet vested as of the end of fiscal 2025), as well as the market value of such unearned units, are reflected in the “Outstanding Equity Awards at Fiscal Year-End” table. Shares of stock that were acquired by NEOs in fiscal 2025 pursuant to the vesting of long-term, service-based RSU awards are shown in the “Option Exercises and Stock Vested” table.

No performance-based RSUs under the fiscal 2025 long term incentive program are currently expected to vest for any NEO, as operating performance for each reporting unit for the applicable three-year performance period is expected to be below entry (threshold) level based on current market and industry conditions. In addition, no performance-based RSUs under the fiscal 2024 long term incentive program vested or are expected to vest for any NEO, as performance fell below entry (threshold) levels for the executive shared services and mattress fabrics reporting units for the first and second fiscal years of the program, and the operating income goals for the executive shared services and mattress fabrics reporting units for the third fiscal year of the program are now expected to be below entry (threshold) level based on the above-referenced macroeconomic and industry headwinds. Moreover, no performance-based RSUs under the fiscal 2023 long term incentive program vested for any NEO, as operating performance for each reporting unit for the three-year performance period was below entry (threshold) level. No adjustments have been made to the fiscal 2025, fiscal 2024, or fiscal 2023 long term incentive program goals since they were originally set, despite the above-referenced macroeconomic and industry headwinds ultimately being greater than originally expected.

Fiscal 2022 Long-Term Incentive Awards Eligible to Vest in Fiscal 2025

The shares of stock that were actually acquired by NEOs in fiscal 2025 as a result of the vesting of equity awards, as shown in the “Options Exercised and Stock Vested” table herein, relate to the fiscal 2022 LTIP. As part of the fiscal 2022 LTIP, the Committee granted to all participants under the plan, including our NEOs at the time, a combination of one-half performance-based RSUs and one-half service-based RSUs, except that the grant for the chief executive officer was entirely performance-based, with no service-based component. A total of 75,558 RSUs were granted to our NEOs at such time under the fiscal 2022 LTIP, of which 54,727 were performance-based and 20,831 were service-based. For grants of performance-based RSUs, each unit consisted of the right to receive zero to two shares of the common stock of the Company based on attainment of cumulative adjusted operating income goals for the Company, or the division that employed the award recipient, during the three fiscal years following the grant. For grants of service-based RSUs, each unit consisted of the right to receive one share of common stock based on the participant remaining employed with the Company through the end of the three-year vesting period. For fiscal 2022, the Committee also included certain Company personnel other than NEOs in the long-term incentive program and granted 34,920 RSUs to these individuals to provide additional performance and retention incentives, as well as shareholder alignment incentives, to a larger group of key personnel.

The performance-based awards granted to NEOs under the fiscal 2022 LTIP did not vest due to below-threshold performance by the Company with respect to cumulative adjusted operating income. As such, Mr. Culp did not earn any shares in connection with this award. The service-based RSUs granted to Mr. Bowling under the fiscal 2022 LTIP vested, resulting in the issuance of 6,882 shares to Mr. Bowling in fiscal 2025. Mr. Bruno was not employed by the Company at the time grants were made under the fiscal 2022 LTIP, and thus did not receive an award under this program.

Long-Term Incentive Awards to Mr. Bruno Upon Hire

In connection with the Company's hiring of Mr. Bruno in September 2022, Mr. Bruno received a grant of 37,671 service-based RSUs pursuant to a one-time award which provides for the vesting of one-third of such RSUs on each of September 6, 2023, September 6, 2024, and September 6, 2025, if Mr. Bruno remains employed with the Company through the applicable vesting date. For these service-based RSUs, each unit consists of the right to receive one share of common stock. Mr. Bruno vested in 12,557 of these RSUs on each of September 6, 2023, and September 6, 2024, based on Mr. Bruno remaining employed by the Company at each such time, resulting in an issuance of 12,557 shares to Mr. Bruno at each such time, and an aggregate of 25,114 shares issued to Mr. Bruno under this award to date. Shares vested in fiscal year 2025 under this award are shown in the “Option Exercised and Stock Vested” table herein.

Health and Welfare Plans

Our health and welfare benefit plans for fiscal 2025 were open to all full-time employees. Under each plan, the NEOs received either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. For example, the amount of each individual’s Company-paid life insurance policy is based on his or her base salary.

Retirement Plans

401(k)

During fiscal 2025, participation in our tax-qualified 401(k) plan was available to all of our full-time employees over the age of 21 with at least three months of service. This plan allows our employees to save money for retirement in a tax-advantaged manner. All of our NEOs participated in this plan during fiscal 2025. For each participant, we contributed 100% of the first 4% of salary that the participant contributed to the plan.

Supplemental non-qualified deferred compensation plan

We provided a supplemental non-qualified deferred compensation plan during fiscal 2025 for all of our NEOs. Under the plan, each participant may elect to defer up to 100% of his or her annual base salary and/or annual incentive bonus into the participant’s plan account. In addition, we have the ability to make Company contributions in any amount to any participant’s account. In fiscal 2025, Mr. Culp received Company contributions to his plan account equal to 15% of his annual salary (unchanged from fiscal 2024) and Mr. Bruno and Mr. Bowling each received Company contributions to their respective plan accounts equal to 12.5% of their annual salaries (unchanged from fiscal 2024). In addition to the aforementioned contributions, we made Company contributions to the accounts of two other executive officers who were plan participants in fiscal 2025.

The Company contributions made to our NEOs during fiscal 2025 under our supplemental non-qualified deferred compensation plan are reflected in the Nonqualified Deferred Compensation Table in the “Registrant Contributions in Last FY” and in the Summary Compensation Table in the “All Other Compensation” column. Contributions made to the plan by each NEO during fiscal 2025 are reflected in the Nonqualified Deferred Compensation Table in the “Executive Contributions in Last FY” columns.

Perquisites

We provide only very limited perquisites. During fiscal 2025, the only perquisites provided to our NEOs were an automobile allowance and an opportunity to voluntarily participate in an executive health program where the Company pays the cost of a comprehensive health assessment to address overall medical needs and assess health risk. The costs associated with these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table under the caption “Executive Compensation - Summary Compensation Table” in this Proxy Statement and is more specifically described in footnote 2 thereof.

Clawback Policy

We maintain a compensation clawback policy with respect to our executive officers, effective as of September 28, 2023, which addresses requirements under rules adopted by the SEC and NYSE mandating the clawback of incentive compensation upon the restatement of the Company’s financial statements. The policy generally requires the recovery by the Company, in the event of a required accounting restatement (including a “little-r” restatement) of the Company’s financial statements, of incentive-based compensation (including incentive-based compensation granted pursuant to our annual cash incentive plan or long term equity incentive plan) that is based wholly or in part upon the attainment of any financial reporting measure and is received by current or former executive officers on or after September 28, 2023, to the extent that such compensation based on the erroneously reported financial information exceeds the amount derived from the restated financial information. Clawback under the policy is required for any such excess compensation received during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement. The policy provides for mandatory clawback by the Company of such excess compensation, with exceptions applicable only if (a) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered (provided that we must make a reasonable attempt to recover such erroneously awarded compensation, document our reasonable attempts to effect a recovery, and provide that documentation to the NYSE), (b) recovery would violate home country law where that law was adopted prior to November 28, 2022 (provided that the Company has obtained an opinion of home country counsel, acceptable to NYSE, that recovery would result in such a violation and a copy of the opinion is provided to NYSE), or (c) a recovery from certain tax-qualified retirement plans would likely cause such plans to fail to meet the statutory requirements for tax exemption. To facilitate the application of the policy, we require recipients of awards of incentive compensation based wholly or in part upon the attainment of any financial reporting measure to agree to repay any such excess compensation in accordance with this policy.

In addition, the form of restricted stock unit agreement and form of annual incentive award agreement, in each case under the Amended and Restated Equity Incentive Plan, each provide that the Committee may, in its discretion, require a recipient of an award thereunder to, in the event of a material negative restatement, pay the Company an amount corresponding to the amount that the Committee determines would not have been vested or paid if the Company’s results as originally published had been equal to the Company’s results as subsequently restated, within five years after the date of the original payment or vesting, whichever is later. Moreover, if at any time within three years of the vesting or payment of an award under those agreements, whichever is later, the recipient is terminated for cause (or could have been terminated for cause), in each case as defined in those agreements, then, if any part of the underlying conduct or circumstances giving rise to the cause determination took place during the applicable vesting period for such award, the Committee may require the recipient to pay to the Company an amount corresponding to the amount of each such award.

Severance Protection Plan

We have maintained a severance protection plan for many years that covers certain of our officers, including all of our NEOs during fiscal 2025. The plan operates through written agreements we have with each officer. Under each of these agreements, the officer will be entitled to receive payment from the Company in certain circumstances if the officer’s employment terminates in anticipation of, or within a particular time period following, a change of control of our Company. The agreements are “double trigger” arrangements that only allow an executive to receive a change of control severance payment if he or she is terminated without cause (as defined in such agreements) or can demonstrate an adverse change in his or her conditions of employment.

In each case, upon the officer’s qualifying termination of employment, the Company would pay the officer an amount that is approximately double his or her total cash compensation at the time of termination. Total cash compensation means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment (to the extent earned for such period) as well.

Each agreement also provides for an additional payment of one year’s total cash compensation to the officer in exchange for non-competition covenants. In no case, however, will the executive recipient receive more than the amount permitted by Section 280G of the U.S. Internal Revenue Code relating to excess parachute payments. Thus, excise tax liabilities are avoided. For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to our NEOs, see “Potential Payments upon Termination or Change of Control.”

Anti-Hedging and Anti-Pledging Policies

The Company maintains a policy that prohibits all executive officers, as well as all directors and certain other designated individuals, from hedging with respect to any of the Company’s securities. This includes a prohibition on purchasing any instrument or engaging in any transaction, including put options or forward-sale contracts, with the purpose of offsetting or reducing exposure to the risk of price fluctuations in Company securities. In addition, the Company’s policy strongly discourages executive officers, directors, and other designated individuals from pledging Company securities to secure a loan, including holding such securities in a margin account, unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. The Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Shareholder Engagement and Executive Compensation Program Changes for Fiscal 2025

After over ten years of consistently strong shareholder support for our annual Say-on-Pay proposal, at the Company’s 2023 annual meeting of shareholders, our Say-on-Pay proposal with respect to our fiscal 2023 NEO compensation program received 67.6% approval. The Committee recognized that the results of this vote were substantially lower than previous Say-on-Pay votes. In response, in 2024 we invited 13 of our top shareholders representing over 56% of the Company's outstanding common stock (based on management estimates derived from third-party reports on the Company's share ownership) at such time to engage with the chair of the Committee on the Company's executive compensation philosophy, program, and other compensation-related matters. The chair of the Committee at that time, Mr. Perry E. Davis (Mr. Davis no longer serves on our Board as of our 2024 annual meeting of shareholders), participated in all of these shareholder discussions. This shareholder outreach effort resulted in substantive engagement on executive compensation matters with holders of over 39% of the Company's outstanding common stock (based on management estimates derived from third-party reports on the Company's share ownership) at such time.

The Committee and the Board reviewed a comprehensive summary of the shareholder feedback received on executive compensation-related matters. While shareholders were generally supportive of our executive compensation program and approved of the extent to which it is performance-based, the Committee made certain changes to the design of our fiscal 2025 executive compensation program that it believed to be responsive to the key areas of feedback received, as summarized in the chart below.

What We Heard	What We Did

Certain shareholders noted that the Company's relative size positioning versus the industry peer group used for market benchmarking had declined over the prior several years, prompting concern given the Company's stated philosophy of targeting executive pay at or near the 50th percentile of the peer group. These shareholders suggested that the Company's industry peer group be updated to remove peer companies that are significantly larger (based on equity market capitalization) than the Company.

For the Company's fiscal 2025 peer group, we worked with Pearl Meyer to revise it to exclude five larger-sized companies and add two smaller companies. As a result, all remaining peer companies other than one had equity market capitalizations below $200 million as of the time the peer group was revised, with the Company positioned between the 25th and 50th percentiles as of such time.

Certain shareholders stated that they preferred a higher weighting of performance-based versus service-based awards under the long-term equity incentive program.

For the fiscal 2025 long term equity incentive compensation plan, the Committee changed the weighting of performance versus service-based awards for executive officers from 50%/50% (75%/25% for our chief executive officer) to 100% performance-based awards tied to three-year cumulative performance goals.

Certain shareholders said that given the transition of Mr. Saxon from chief executive officer to executive board chair in January 2020, and the further transition of Mr. Saxon from executive to non-executive board chair in September 2022, they would like to see Mr. Saxon's compensation continue to decline commensurate with his reduced responsibilities. These shareholders noted they appreciated that Mr. Saxon's compensation had been reduced each year since his transition to non-executive board chair, but they preferred to see further reduction.

Effective July 1, 2024, the Committee reduced Mr. Saxon's annual compensation as a strategic advisor/consultant and Board chairman from $300,000 to $240,000. Mr. Saxon ceased to serve as strategic advisor/consultant to the Company at the conclusion of fiscal 2025, and for fiscal 2026 Mr. Saxon will be paid an aggregate amount of $200,000, payable in cash in quarterly installments, for his service as chairman of the Board.

Certain shareholders said they would prefer to see the Company return to an economic value add (EVA) or return on capital (ROC) metric for the annual cash incentive plan, although most of these shareholders also acknowledged the need to focus on key strategic priorities for the Company in the face of significant industry and macro-economic uncertainty.

The Committee considered this feedback and acknowledged that it also desires and expects to return to an EVA or ROC metric for the annual cash incentive plan in the future, once business conditions stabilize, but the Committee believed that the measures of adjusted operating income (loss), adjusted operating cash flow, and net sales were appropriate metrics for the fiscal 2025 annual cash incentive program in order to align with key strategic priorities of returning to profitability, growing top line sales, generating cash, and maintaining the Company's solid balance sheet in an ongoing challenging environment.

In addition to the above-described shareholder outreach, we continuously monitor all of our executive compensation program elements and practices and how they compare with current market practices and align with our overall compensation philosophy. Over the past several fiscal years, the Committee took additional action to enhance various aspects of our compensation program, including:

•
adding a negative moderator/gatekeeper to the Company's fiscal 2024 annual incentive award program to reduce earned awards for adjusted operating cash flow and net sales components in the event adjusted operating income (loss) for the applicable reporting unit falls below a threshold level, with no award being earned in the event adjusted operating income (loss) falls significantly below the threshold level;
•
adding a gatekeeper to the Company's fiscal 2024 long term incentive award program to provide that no awards will vest, and no shares will be earned, if the cumulative three-year adjusted operating income for the applicable reporting unit is not positive for the three-year overall performance period;
•
adding a relative total shareholder return (TSR) element to the performance criteria for the LTIP for NEOs;
•
enhancing and expanding anti-hedging and anti-pledging policies;
•
modifying the change of control provisions of incentive compensation awards to a “double trigger,” requiring adverse consequences in addition to a change of control before accelerated vesting of compensation or other benefits;
•
adding a clawback feature to the annual incentive plan for NEOs to match the previously existing clawback feature in the LTIP award agreement and enacting a new clawback policy for all incentive-based compensation to executive officers; and
•
adopting share ownership and share retention requirement policies applicable to executive officers and directors.

Executive Compensation Program Changes for Fiscal 2026

For fiscal 2026, the Committee again worked with Pearl Meyer to evaluate our executive compensation program. Based on this review, our executive compensation program for fiscal 2026 will consist of the following elements:

•
With respect to NEO salaries, in response to continuing challenges in the home furnishings industry demand and market environments and the associated need for the Company to manage costs, no salary increases for NEOs are currently anticipated for fiscal 2026; provided, however, the Committee may re-evaluate executive officer salaries later in fiscal 2026 if there is significant improvement in Company performance and market conditions.. As a result, the Committee believes NEO base salary levels will remain well below the 50th percentile market level, even as compared to the Company’s 2025 peer group (as describe above).
•
The annual cash incentive bonus program will continue for fiscal 2026; however, as a result of the above-referenced integration initiative involving the combination of the Company's two operating divisions, upholstery fabrics and mattress fabrics, into one unified business, the Company's fiscal 2026 annual cash incentive bonus program will be based solely upon the Company's consolidated performance, rather than the multiple separate reporting units comprising the fiscal 2025 annual cash incentive bonus program. The fiscal 2026 program will be tied to consolidated adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") goals, with any potential awards capped at 50% of historical target award levels. In addition, any earned awards are subject to reduction by 40% if the Company’s net debt exceeds a predetermined threshold as of the end of fiscal 2026. Annual incentive plan metrics were selected to reinforce the Company’s current strategic priorities for fiscal 2026, including returning to profitability, margin improvement, and ongoing balance sheet management.
•
The fiscal 2026 program consists of two measurement levels for consolidated adjusted EBITDA - threshold and target – for performance goals and corresponding award funding opportunities. The bonus opportunities under the program are capped at 50% of historical target award levels and threshold bonus opportunities under the program are set at 20% of historical target bonus levels (and 40% of the reduced target award levels for fiscal 2026). Annual adjusted EBITDA goals have been established by the Committee, and target award opportunities for all NEOs have been established, ranging from 35% to 50% of annual salary (i.e., 50% lower as compared to the goals established for fiscal 2025). The annual incentive bonuses under the plan, if any, will be paid in cash.
•
In developing the performance targets for the fiscal 2026 annual cash incentive program, the Committee carefully evaluated then-current and expected business conditions, as well as historical consolidated performance. Critical factors, such as the potential for continued macro-economic headwinds, inflationary trends affecting consumer discretionary spending, current demand levels for furniture and bedding, and pressure from ongoing global trade negotiations and related tariff and other measures, were also considered in setting the performance levels. Consistent with the approach used in fiscal 2025, the target adjusted EBITDA goal for fiscal 2026 was set well above the internal operating budget and requires significant improvement compared to performance in fiscal 2025.
•
The practice of granting long-term incentive equity awards was continued for fiscal 2026 and, consistent with fiscal 2025, NEOs were granted only performance-based restricted stock units along with a performance-based long-term incentive cash component for above-target award opportunities. The Committee implemented this structure to continue to align NEO pay with performance.
•
Grants of performance-based restricted stock units are based on adjusted EBITDA goals in fiscal 2028 (i.e., in the third year from grant), with the number of units that can be earned ranging from 0% to 100% of target award levels. Similar to prior performance-based RSU grants, 20% of target RSUs can be earned at the threshold level, with award funding for results in between threshold and target levels determined using straight-line interpolation, with any earned awards payable in stock. Maximum equity-based RSU award opportunities are capped at 100% of target to help manage equity plan dilution and share usage. Threshold and target performance hurdles for fiscal 2028 require significant improvement over current levels. Consistent with our historical practice, NEOs and other participants will be able to earn total long-term incentive awards of up to 200% of target award opportunities. However, for the fiscal 2026 grant, the above-target portion will be denominated in and payable in cash to help manage equity plan dilution and share usage, with the maximum adjusted EBITDA goal set meaningfully above the target hurdle associated with RSU grants. Award funding for results in between target and maximum levels will be determined using straight-line interpolation and payable in cash. The Committee believes the fiscal 2026 long-term incentive program will further reinforce the Company’s strategic transformation initiatives in support of long-term value creation while demonstrating responsible equity grant usage given the current stock price level. Compared with fiscal 2025, target and maximum long-term incentive award opportunities for NEOs remained unchanged while total incentive award opportunities are lower due to the above-referenced cap (50% of target) under the annual short-term incentive plan.
•
The supplemental non-qualified deferred compensation plan was also continued for fiscal 2026, with Company contributions to the account of Mr. Culp, Mr. Bowling, and Mr. Bruno expected to be similar to fiscal 2025.

Conclusion

The Committee has considered each of the elements of our named executive officers’ compensation as described above. It also has considered the total amounts of current compensation, retirement compensation, and potential compensation from equity awards and severance protection that these elements provide to our named executive officers. The Committee believes the amount of each compensatory element and the total amount of compensation for each NEO is reasonable and appropriate in light of the officer’s experience and individual performance contribution, and our recent operational and financial results. The Committee also believes that the extensive shareholder outreach conducted in fiscal 2024, along with the resulting changes made to our executive compensation programs in fiscal 2025, demonstrate very meaningful responsiveness to the fiscal 2024 Say-on-Pay vote and shareholder feedback.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on its review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the members of the Compensation Committee.

Sharon A. Decker, Chair

John A. Baugh

Kimberly B. Gatling

Fred A. Jackson

Alexander B. Jones

William L. Tyson

SUMMARY COMPENSATION TABLE

The following table shows the compensation we paid for fiscal 2025 and fiscal 2024 to our NEOs.

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position (a)	Year (b)	($) (c)*	($) (d)	($) (e)(1)	($) (f)	($) (g)**	($) (h)***	($) (i) (2)	($) (j)
Robert G. Culp, IV President and Chief Executive Officer	2025 2024	500,000 500,000	— —	575,269 556,348	— —	— 105,000	5,235 4,498	115,947 115,417	1,196,451 1,281,263

Kenneth R. Bowling Executive Vice President, Chief Financial Officer, and Treasurer	2025 2024	301,600 298,477	— —	242,901 226,986	— —	— 44,335	10,536 9,302	97,988 92,500	653,025 671,600

Thomas M. Bruno Chief Commercial Officer	2025 2024	286,000 283,038	— —	230,339 215,242	— —	__ —	790 373	60,528 55,215	577,657 553,868

*	Base salary for the president and chief executive officer in fiscal 2025 was unchanged from his base salary rate during fiscal 2024.
**

The amounts shown in this column represent the cash bonus amounts that were awarded to the NEOs pursuant to the Company’s annual cash incentive program for the applicable year. The fiscal 2024 cash incentive payment amounts were made during the first quarter of fiscal 2025. Details of the Company’s fiscal 2025 annual cash incentive plan are described under the heading “Annual Incentive Plan” in the Compensation Discussion and Analysis section of this Proxy Statement.

***

The amounts shown in this column represent the amount of interest earned during the fiscal year on the officer’s account balance under our supplemental non-qualified deferred compensation plan that the SEC considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The interest rate for fiscal 2025 and fiscal 2024 was the rate for 30-year U.S. Treasury notes plus 2.5%. For more information about this plan, see “Non-Qualified Deferred Compensation” below.

(1)
The stock award values reflected in this column represent the restricted stock units granted in fiscal 2025 and fiscal 2024. These values reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for fiscal 2025 and fiscal 2024 for equity-based awards granted to each NEO, with these award values calculated based on the probable level of achievement at the time of grant, excluding the effect of forfeitures. Therefore, the award values reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant performance/service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards. For information about the relevant assumptions made in calculating compensation expense, please see note 15 – “Stock-Based Compensation” to the financial statements included in our fiscal 2025 Annual Report on Form 10‑K. The potential maximum aggregate grant date fair value of these equity-based awards for fiscal 2025 is as follows: Mr. Culp: $1,150,539, Mr. Bowling: $485,801, and Mr. Bruno: $460,678.

(2)
The following table shows the components of “All Other Compensation” for fiscal 2025.

	401(k) plan match ($)	Amount paid for group life insurance (a) ($)	Contribution to non-qualified deferred compensation plan ($)	Perquisites (b) ($)	Total ($)
Mr. Culp	13,800	1,560	92,187	8,400	115,947
Mr. Bowling	12,445	1,560	72,983	11,000	97,988
Mr. Bruno	11,440	1,560	39,128	8,400	60,528

(a)
The amount paid for life insurance consists of premiums for group life insurance that is generally available to all salaried full-time employees.

(b)
Perquisites for Mr. Culp and Mr. Bruno consisted solely of an auto allowance of $8,400. Perquisites for Mr. Bowling consisted of $8,400 for an auto allowance and $2,600 for the cost of his participation in a voluntary executive health program.

Grants of Plan-Based Awards

The following table provides information about the potential amounts payable to NEOs under the annual cash incentive and long-term equity incentive plans for fiscal 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Robert G. Culp, IV	8/08/2024 8/08/2024 8/08/2024	100,000 — —	500,000 — —	1,000,000 — —	— 21,505 —	— 107,527 —	— 215,054 —	— — —	— 575,269 —
Kenneth R. Bowling	8/08/2024 8/08/2024 8/08/2024	42,224 — —	211,120 — —	422,240 — —	— 9,080 —	— 45,402 —	— 90,804 —	— — —	— 242,901 —
Thomas M. Bruno	8/08/2024 8/08/2024 8/08/2024	40,040 — —	200,200 — —	400,400 — —	— 8,611 —	— 43,054 —	— 86,108 —	— — —	— 230,339 —
(1)
For a description of our annual cash incentive plan, see “Compensation Elements – Annual Incentive Plan.”
(2)
The amounts reported in these columns reflect performance-based restricted stock units granted to each NEO in fiscal 2025. These performance-based restricted stock units vest and convert into the right to receive 0.20 shares of common stock per unit at threshold performance, one share of common stock per unit at target performance, and two shares of common stock per unit at maximum performance, if applicable performance goals are achieved for the three-year period of fiscal 2025 through fiscal 2027. No shares are earned for performance below the threshold level, with straight-line interpolation used to determine award funding in between designated levels.
(3)
The amounts reported in this column represent service-based restricted stock units granted to each NEO in fiscal 2025 and, as indicated, no service-based restricted stock units were granted to our NEOs in fiscal 2025.
(4)
The amounts reported in this column reflect the aggregate grant date fair value of performance-based restricted stock units computed in accordance with ASC Topic 718 for fiscal 2025 for equity-based awards granted to each executive officer, with these awards calculated based on the probable level of achievement at the time of grant. The amounts, therefore, reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant performance/service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards. For information about the relevant assumptions made in calculating compensation expense, please see note 15 – “Stock-Based Compensation” to the financial statements included in our fiscal 2025 Annual Report on Form 10‑K.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the equity awards our NEOs held as of the end of fiscal 2025.

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(g)	(h)	(i)	(j)
Robert G. Culp, IV	8/10/2022 8/10/2022 9/28/2023 9/28/2023 8/08/2024 8/08/2024	13,935 (2) — 22,361 (2) — — (2) —	55,310 — 85,866 — — —	— 8,361 (5) — 4,472 (6) — 21,505 (7)	— 32,106 — 17,172 — 82,579

Kenneth R. Bowling	8/10/2022 8/10/2022 9/28/2023 9/28/2023 8/08/2024 8/08/2024	11,315 (2) — 18,884 (2) — — (2) —	43,450 — 72,515 — — —	— 2,263 (5) — 1,259 (6) — 9,080 (7)	— 8,690 — 4,835 — 34,867

Thomas M. Bruno	9/06/2022 9/06/2022 9/06/2022 9/28/2023 9/28/2023 8/08/2024 8/08/2024	12,557 (3) 9,197 (4) — 17,907 (2) — — (2) —	48,219 35,316 — 68,763 — — —	— — 1,839 (5) — 1,194 (6) — 8,611 (7)	— — 7,062 — 4,585 — 33,066

(1)
We calculated these values using a price of $3.84, the closing price per share of our common stock on the NYSE as of April 25, 2025, the last trading day of fiscal 2025.
(2)
The service-based restricted stock units in this grant vest and convert into the right to receive one share of common stock per unit at the end of the applicable vesting period (July 11, 2025, for awards granted on August 10, 2022, and July 17, 2026, for awards granted on September 28, 2023) provided that the participant remains employed with the Company through the end of such period. No service-based restricted stock units were granted to NEOs in fiscal 2025.
(3)
The service-based restricted stock units in this grant vest and convert into the right to receive one share of common stock per unit at the end of the applicable vesting period (12,557 of such units vest on September 6, 2025, provided that the participant remains employed with the Company through the end of such period).
(4)
The service-based restricted stock units in this grant vest and convert into the right to receive one share of common stock per unit at the end of the applicable vesting period (July 11, 2025) provided that the participant remains employed with the Company through the end of such period.
(5)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a service and financial performance period of three fiscal years, beginning with the fiscal year that includes the date of grant of August 10, 2022, and September 6, 2022. The number of shares that can be earned is based on whether certain pre-established cumulative performance levels as defined in the award agreement are met during the three-year performance period. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance in previous fiscal years that are included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned only if financial performance is at or above the threshold level. The amounts for these outstanding performance-based restricted stock units are presented at threshold performance level. However, as discussed above, no shares were earned under these awards as performance on all stated metrics was below threshold level.
(6)
The performance-based restricted stock units in this grant result in shares being earned, if at all, if the participant provides services to the Company through the required service period ending July 17, 2026, and if certain pre-established financial performance targets are met. The financial performance targets for these awards are based on discreet operating income benchmarks for fiscal years 2024, 2025, and 2026, and a minimum three-year cumulative operating income threshold. The number of shares that can be earned is based on whether each individual annual performance target and three-year cumulative threshold as defined in the award agreement are met. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance for each of the three fiscal years that are included in the performance/service period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned only if financial performance is at or above the threshold level. For fiscal year 2024, the Committee has determined that performance for each of the relevant metrics was below the threshold performance level for these awards. As such, the amounts reflected in the table for these outstanding performance-based restricted stock units reflect zero shares being earned for fiscal year 2024. For fiscal year 2025, the Committee has determined that performance for each of the relevant metrics was below the threshold performance level for these awards. As such, the amounts reflected in the table for these outstanding performance-based restricted stock units reflect zero shares being earned for fiscal year 2025. For fiscal year 2026, the amounts for these outstanding performance-based restricted stock units are presented at threshold performance level.
(7)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a service and financial performance period of three fiscal years, beginning with the fiscal year that includes the date of grant of August 8, 2024. The number of shares that can be earned and vested is based on whether certain pre-established cumulative performance levels as defined in the award agreement are met during the three-year performance period. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance in previous fiscal years that are included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned and vested only if financial performance is at or above the threshold level. The amounts for these outstanding performance-based restricted stock units are presented at threshold performance level.

Option Exercises and Stock Vested

The following table provides information about stock options exercised and common stock acquired on vesting by our NEOs in fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
(a)	(b)	(c)	(d)	(e)
Robert G. Culp, IV	—	—	—	—
Kenneth R. Bowling	—	—	6,882	35,098
Thomas M. Bruno	—	—	12,557	66,301

(1)
For Mr. Bowling, the value realized based on vesting was $5.10 per share, the closing price of our common stock on July 12, 2024, the trading day the stock awards vested, and for Mr. Bruno, the value realized based on vesting was $5.28 per share, the closing price of our common stock on September 6, 2024, the trading day the stock awards vested.

Nonqualified Deferred Compensation

We maintain a supplemental nonqualified deferred compensation plan for certain management employees. The following table provides information about amounts we contributed to the NEOs’ plan accounts in fiscal 2025, voluntary contributions to the plan by the NEOs, and the NEOs’ earnings under the plan. The last column shows each NEO’s total account balance as of the end of fiscal 2025.

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)
Robert G. Culp, IV	—	92,187	22,422	—	950,043
Kenneth R. Bowling	—	72,983	45,819	—	695,417
Thomas M. Bruno	—	39,128	4,168	—	81,619

(1)
All amounts in this column are included in column (i), “All Other Compensation,” of the Summary Compensation Table.
(2)
Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” of the Summary Compensation Table: Mr. Culp: $5,235; Mr. Bowling: $10,536; and Mr. Bruno: $790.

Under the plan, each participant may elect to defer up to 100% of his or her annual salary or bonus into the participant’s plan account. In addition, we have the ability to make Company contributions in any amount to any participant’s account. For fiscal 2025, Mr. Culp received Company contributions to his plan account equal to 15% of his annual salary (unchanged from fiscal 2024) and Mr. Bruno and Mr. Bowling each received Company contributions to their respective plan accounts equal to 12.5% of their annual salaries (unchanged from fiscal 2024). In addition to the aforementioned contributions, we made Company contributions to the accounts of two other executive officers who were plan participants in fiscal 2025.

Our Compensation Committee sets the rate of interest for plan accounts. The interest rate for plan accounts in fiscal 2025 was equal to the rate for 30-year U.S. Treasury notes plus 2.5%. We currently compound interest on a monthly basis.

In general, if a participant’s employment terminates for any reason other than death, disability, or retirement, the participant will receive his or her account balance in a lump sum payment within no later than 60 days after termination. However, certain participants who are officers or shareholders of our Company, including all of the NEOs listed above, must wait at least six months after termination for any reason other than death before receiving a distribution from the plan.

If a participant dies, we will pay the participant’s account balance to his or her beneficiary in a single lump sum within no later than 60 days.

A participant may request to receive an early distribution of all or a portion of the participant’s account balance if he or she suffers a financial hardship involving unexpected and unforeseeable emergency medical expenses that are beyond the participant’s control. A committee consisting of the chief executive officer, the chief financial officer and the chief human resources officer has sole discretion to grant or deny such requests.

In addition, we have the right to terminate the plan at any time and distribute all account balances. If we choose to do this, we must make the distributions between the date that is 12 months after we have completed all action necessary to terminate the plan and the date that is 24 months after the termination.

Because this is a nonqualified plan, benefits are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change of Control

At the end of fiscal 2025, the Company was party to change of control and non-competition agreements with all of our NEOs.

The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our Company. The agreements are not ordinary employment agreements. Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance. Each agreement has a rolling three-year term.

Under these agreements, any of the following events would be a “change of control”:

•
any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);
•
a merger or consolidation involving us and another entity, if we are not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;
•
our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or
•
a change in the majority of our directors that our directors have not approved.

Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

•
the officer is terminated in anticipation of the change of control;
•
the officer is terminated within three years after the change of control for any reason other than death, disability or for cause; or
•
the officer terminates his or her employment during that three-year period following the change of control because we (or our survivor) change his or her employment conditions in a negative and material way.

Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times the officer’s total compensation. “Total compensation” means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well. However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction. Each agreement requires the officer to receive the his or her change of control payment in a single lump sum following termination.

The agreements also provide for an additional payment of one year’s total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer’s employment terminates following a change of control. Under these covenants, each officer agrees not to compete with us or solicit our customers or employees for 12 months following termination. The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

The following table estimates the total amounts we would owe to our current NEOs under these agreements if there had been a change of control (and all agreements had been in effect at that time), and the officers had been terminated, on April 27, 2025, the last day of fiscal 2025.

Estimated Payments under Change of Control and Non-competition Agreements

Name	Change of Control Payment ($)	Non- Competition Payment ($)	Total Payment ($)
Robert G. Culp, IV	$1,990,000	$1,000,000	$2,990,000
Kenneth R. Bowling	$1,020,313	$512,720	$1,533,033
Thomas M. Bruno	$967,538	$486,200	$1,453,738

In addition, as disclosed above, our named executive officers have received restricted stock units under our Amended and Restated Equity Incentive Plan and our 2015 Equity Incentive Plan pursuant to our LTIP program. If a change in control (as defined under either the 2015 Equity Incentive Plan or the Amended and Restated Equity Incentive Plan) occurred, followed by an adverse triggering event of the type described above for the change of control and non-competition agreements, then the restricted stock units under this program would immediately vest at the target level. These restricted stock unit awards are described in more detail under the caption “Compensation Discussion and Analysis—Long-Term Incentive Awards,” and are disclosed in the “Stock Awards” columns of the “Outstanding Equity Awards at Fiscal Year-End” table. If a change in control and an applicable adverse triggering event had occurred as of the end of our most recent fiscal year, based upon the price of our common stock on that date our NEOs would have received stock with the following values: Mr. Culp: $970,418; Mr. Bowling: $406,272; and Mr. Bruno: $421,705. However, to the extent any such payment would constitute a parachute payment under Section 280G of the federal tax code, it would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

Also, the Company’s annual incentive awards and long-term incentive awards are covered by award agreements that pay amounts to award recipients if the recipient dies or becomes disabled during the term of the award such that vesting will become accelerated to the date of death or disability. These plans and awards are described in more detail above in Compensation Discussion and Analysis under the headings for “Annual Incentive Plan” and “Long-Term Incentive Awards.” Under the annual cash incentive plan award agreement, a bonus would be paid upon death or disability in the amount of an award recipient’s target bonus opportunity. Under the long-term equity incentive plan award agreement, vesting of restricted stock units is accelerated upon death or disability such that the award recipient would be issued one share of common stock for each service-vested restricted stock unit, and at the target number of shares for each performance-based unit. If the employment of our NEOs had terminated due to death or disability as of the end of our most recent fiscal year, based on the price of our common stock on that date our NEOs would have received stock pursuant to long-term incentive awards valued at the same amounts disclosed in the immediately preceding paragraph with regard to a change of control as of the same date. In addition, if the employment of our NEOs had terminated due to death or disability as of the end of our most recent fiscal year, our NEOs would have received cash payments pursuant to annual incentive plan awards in the following amounts: Mr. Culp: $500,000; Mr. Bowling: $211,120; and Mr. Bruno: $200,200.

CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (‟PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding the PEO). The rule also requires annual disclosure of this median employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the NEOs in the Summary Compensation Table presented on page 41 of this Proxy Statement. Our PEO for fiscal 2025 is Mr. Culp.

SEC rules require a company to identify the median-compensated employee only once every three years, absent material changes to the employee population, compensation programs, or median-compensated employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. Given the material change to our employee population as a result of reductions-in-force associated with the above-referenced restructuring plan completed in fiscal 2025, we undertook a new determination for fiscal 2025.

SEC rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. To identify the median-compensated employee, we compiled gross cash compensation (base salary, bonus, any overtime or commissions, and other cash payments) for the three-month period ended March 31, 2025 (the “Measurement Date”), of each of our employees who were employed as of the Measurement Date without any exclusions, other than the exclusion of Mr. Culp. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates on the Measurement Date to convert all compensation data to a single currency—the U.S. dollar. We determined the median-compensated employee based on this data and calculated such employee’s total fiscal 2025 compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table. Based on this methodology, the fiscal 2025 total annual compensation for the median-compensated employee was $38,949.77. As reported on page 41 of this Proxy Statement, the fiscal 2025 total annual compensation of our PEO was $1,196,451 for Mr. Culp, resulting in a ratio of the PEO’s total compensation to the median-compensated employee’s total compensation of approximately 31:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between ‟compensation actually paid” as determined in accordance with Item 402(v) of Regulation S-K, of our NEOs and certain financial performance measures of our Company.

The table presents ‟compensation actually paid” in accordance with the requirements of the SEC rule for ‟smaller reporting companies.” As identified in the footnotes to the table, the determination of ‟compensation actually paid” includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by the PEO or the Non-PEO NEOs, in the period reported in the table, as the amount of actual compensation received by any executive officer depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest. Additionally, the calculation of ‟compensation actually paid” differs significantly from the Summary Compensation Table calculation of compensation and the way in which the Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis section of this Proxy Statement. You should refer to the Compensation Discussion and Analysis section for a complete description of how executive compensation relates to our performance and how the Committee makes its compensation decisions.

Pay versus Performance

Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1) (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) $	Average Compensation Actually Paid to Non-PEO NEOs (2) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Returns (4) $	Net Loss (5) (in thousands) $
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	1,196,451	593,597	615,341	358,164	59.44	(19,103)
2024	1,281,263	824,852	612,734	456,048	71.21	(13,819)
2023	1,222,774	962,083	675,033	582,028	84.52	(31,520)
(1)
Robert G. Culp, IV served as president and chief executive officer and is identified as PEO in the table for all of the years presented. Mr. Culp has served as the sole principal executive officer since July 23, 2021.
(2)
Deductions from, and additions to, total compensation in the Summary Compensation Table for fiscal 2025 to calculate ‟compensation actually paid” include:

	(Fiscal 2025)	(Fiscal 2025)
	PEO	Average Non-PEO NEOs
	($)	($)
Total Compensation for Summary Compensation Table	1,196,451	615,341
Adjustments for Equity Awards **
Adjustment for grant date values in summary compensation table	(575,269)	(236,620)
Year-end fair value of unvested awards granted in current year	—	—
Year-over-year difference of year-end values for unvested awards in prior years	(27,585)	(26,547)
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between year-end fair values and vest date fair values for awards granted in prior years	—	5,990
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included to total compensation	—	—
Total adjustments for equity awards	(602,854)	(257,177)
Compensation Actually Paid (as calculated)	593,597	358,164

**

The methodology associated with the equity valuation assumptions for calculating ‟compensation actually paid” are not materially different from grant date methodology, with both using the Monte Carlo simulation model.

(3) The dollar amounts reported in this column represent the average amounts reported for our Company’s named executive officers as a group (excluding Mr. Culp) as shown in our ‟Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts in each applicable year are as follows: for fiscal 2025 and fiscal 2024, Mr. Bowling and Mr. Bruno, and for fiscal 2023, Boyd B. Chumbley (retired executive officer of the Company) and Mr. Bowling.

(4)
The dollar amounts reported in this column represent the Company’s total shareholder return ‟TSR” for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last day of the covered year, which includes the reinvestment of dividends paid on our common stock during the relevant period.
(5)
The dollar amounts reported in this column represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Graphical Presentations of the Relationship of Executive Compensation to Certain Performance Measures

The following charts present the relationship for the periods presented in the foregoing table between the “compensation actually paid” for each of the PEOs and the average “compensation actually paid” for the Non-PEO NEOs and each of the Company’s TSR and net loss.

Relationship of Executive Compensation Actually Paid to TSR of the Company

Relationship of Executive Compensation Actually Paid to Net Loss

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company do not receive additional compensation for service as directors. Our compensation for non-employee directors consists of an annual cash retainer and an equity award. The equity component of our non-employee director compensation package consists of a single annual award of service-based restricted stock units issued under our Amended and Restated Equity Incentive Plan to be made following each annual shareholder meeting, in an amount equal to the annual cash retainer. These service-based restricted stock units vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year's annual meeting, provided that the non-employee director remains as a director of the Company through the vesting date, except in certain limited circumstances set forth in the related award agreement between the Company and the non-employee director.

For fiscal 2025, we paid our directors, other than Mr. Saxon, who were not employees of the Company at any time during the fiscal year the following compensation:

•
an annual cash retainer, paid in quarterly installments, based on a fee of $60,000 for the lead independent director and $55,000 for the other non-employee directors;
•
an annual grant of service-based restricted stock units under our Amended and Restated Equity Incentive Plan with a value of $60,000 for the lead independent director and $55,000 for the other non-employee directors. These service-based restricted stock units vest and convert into the right to receive one share of common stock per restricted stock unit at the end of the vesting period as described above. The number of restricted stock units granted is determined using the closing price of the Company's common stock on the date of grant, with partial units rounded to the nearest whole number of units. This resulted in a grant of 10,033 restricted stock units to Mr. Jackson, and 9,197 restricted stock units to each of Ms. Decker, Mr. Baugh, Ms. Gatling, and Mr. Jones on September 26, 2024, based upon a closing price of $5.98 per share at the date of grant. Mr. Tyson, who joined the Board on March 5, 2025, did not receive an equity award in fiscal 2025.

Mr. Saxon served as an executive officer of the Company until September 1, 2022, and provided advice, strategic planning, and consulting services to the Company as an independent contractor, in addition to serving as chairman of the Board, in fiscal 2025. As such, in fiscal 2025, Mr. Saxon received for all his services to the Company an aggregate amount of $240,000, paid in cash in quarterly installments. Mr. Saxon did not receive any equity grants in fiscal 2025. Prior to resigning as an executive officer of the Company, Mr. Saxon did not receive any fees for his service as a director to the Company, and Mr. Saxon did not receive any severance payments in connection with his departure from his role as an executive officer of the Company. Mr. Saxon ceased to serve as strategic advisor/consultant to the Company at the conclusion of fiscal 2025, and for fiscal 2026 Mr. Saxon will be paid an aggregate amount of $200,000, payable in cash in quarterly installments, for his service as chairman of the Board.

The following table shows the total compensation earned by our directors in fiscal 2025, other than Mr. Culp, who did not receive any additional compensation for his service as director.

	Fees earned or paid in cash		Stock Awards	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)		($)	($)	($)	($)
(a)	(b)		(c) (1)	(f)(2)	(g)(3)	(h)
John A. Baugh	55,000		55,000	—	—	110,000
Sharon A. Decker	55,000		55,000	—	—	110,000
Kimberly B. Gatling	55,000		55,000	—	—	110,000
Fred A. Jackson	60,000		60,000	—	—	120,000
Alexander B. Jones	55,000		55,000			110,000
William L. Tyson	13,750	(4)	—	—	—	13,750
Perry E. Davis	13,750	(5)	—	—	—	13,750
Jonathan L. Kelly	13,750	(5)	—	—	—	13,750
Franklin N. Saxon	—	(6)	—	39,270	240,000	279,270

(1)
The amounts reflected in this column are the grant date fair value of service-based restricted stock unit awards issued to our directors, computed in accordance with ASC Topic 718. For information about the relevant assumptions made in calculating compensation expense, please see note 15 – “Stock-Based Compensation” to the financial statements included in our fiscal 2025 Annual Report on Form 10-K.

(2)
The amount reflected in this column shows the amount of interest earned during the fiscal year on Mr. Saxon’s account balance under our supplemental non-qualified deferred compensation plan that the SEC considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The interest rate for fiscal 2025 was the rate for 30-year U.S. Treasury notes plus 2.5%. Mr. Saxon was eligible to participate in this plan by virtue of his status as an executive officer of the Company. Company contributions to the account of Mr. Saxon were discontinued during fiscal 2021. For more information about this plan, see “Non-Qualified Deferred Compensation” above.

(3)
The amount reflected in this column is compensation for all of the services Mr. Saxon provided to the Company in fiscal 2025, including for serving as the chairman of the Board and as a strategic consultant, as described above. The Compensation Committee did not allocate a specific portion of this compensation to Mr. Saxon’s role as chairman of the Board, but considered the entire amount to be compensation for all of the services Mr. Saxon provided to the Company during fiscal 2025. Mr. Saxon ceased to serve as strategic advisor/consultant to the Company at the conclusion of fiscal 2025, and for fiscal 2026 Mr. Saxon will be paid an aggregate amount of $200,000, payable in cash in quarterly installments, for his service as chairman of the Board.

(4)
Effective March 5, 2025, Mr. Tyson was appointed as a director of the Company. Accordingly, Mr. Tyson was paid $13,750 on April 1, 2025, as a quarterly cash retainer, and did not receive any equity award for his service in fiscal 2025. Mr. Tyson will stand for election for a one-year term at the Annual Meeting.

(5)
Mr. Davis and Mr. Kelly did not stand for re-election upon expiration of their current term at the 2024 annual meeting of shareholders. Consequently, their respective payments of $13,750 on July 1, 2025, represent the final quarterly installment of their annual cash retainer.

(6)
See the amount reported in column (g) to this table, along with footnote (3) to this table, for a description of the fees earned by Mr. Saxon, which include fees for his service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Ms. Decker (chair), Mr. Baugh, Ms. Gatling, Mr. Jackson, Mr. Jones, and Mr. Tyson. None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All transactions between the Company and related parties are reviewed and approved by our Audit Committee, which is made up entirely of independent directors. We collect information about related party transactions from our officers and directors through annual questionnaires distributed to officers and directors. Each director and officer agrees to abide by our Code of Business Conduct and Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company and the officer or director must be reported to the Audit Committee and is subject to approval by the Audit Committee if and when appropriate. The Code of Business Conduct and Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer, or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company. The Audit Committee’s charter provides that the Audit Committee will review, investigate, and monitor matters pertaining to the integrity or independence of the Board, including related party transactions. The Audit Committee reviews and makes determinations about related party transactions or other conflicts of interest as they arise, and the Audit Committee conducts an annual review of all related party transactions each fiscal year. Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Code of Business Conduct and Ethics, which states that such transactions will only be approved when the Audit Committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest. The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors.

SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers, any persons who hold more than ten percent of the Company’s common stock and certain trusts (collectively, “insiders”) to report their holdings of and transactions in the Company’s common stock to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings and any failures to file that occurred in fiscal 2025. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC’s rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that during fiscal 2025, its insiders complied with all applicable Section 16(a) reporting requirements.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports and information, systems of internal controls, and accounting, auditing, and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the Company’s internal auditor report directly to and meet with the Audit Committee.

Management has the primary responsibility for financial statements and the reporting process. The Company’s firm of independent auditors, which for fiscal year 2025 was Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements as of and for the year ended April 27, 2025. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Grant Thornton the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company and its management. The Audit Committee also has considered whether Grant Thornton’s provision of non-audit services, if any, to the Company is compatible with the concept of auditor independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 27, 2025, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Audit Committee.

John A. Baugh, Chairman

Sharon A. Decker

Kimberly B. Gatling

Fred A. Jackson

Alexander B. Jones

William L. Tyson

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the fees billed to the Company by Grant Thornton LLP for services in fiscal 2025 and fiscal 2024.

	Fiscal 2025	Fiscal 2024
Audit Fees	$527,517	$506,000
Audit-Related Fees (1)	$73,525	$—
Tax Fees	$—	$—
All Other Fees (2)	$—	$15,000
Total Fees	$601,042	$521,000

(1)
Audit-Related Fees for fiscal 2025 consist of fees for services related to the Company's fiscal 2025 restructuring activities, inventory reserve methodologies, and other matters.
(2)
All other fees for fiscal 2024 primarily consists of fees for review work associated with the filing of the S-8 registration statement associated with the Company's Amended and Restated Equity Incentive Plan.

The Audit Committee’s policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee pre-approved 100% of the services provided by Grant Thornton during fiscal 2025.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board is responsible for the appointment, compensation, and retention of our independent auditors. Grant Thornton LLP served as the independent auditors for the Company for fiscal year 2025. The Board of Directors recommends that the shareholders ratify the appointment of Grant Thornton LLP to serve as the independent auditors for the Company for fiscal year 2026. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors.

Grant Thornton LLP has served as the independent auditor for the Company since 2007. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders’ questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of

Grant Thornton LLP as independent auditors for fiscal year 2026.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 require that shareholders vote on an advisory resolution approving the compensation of the Company’s named executive officers (NEOs). A list of NEOs is provided in the “Summary Compensation Table” on page 41. This advisory vote, commonly referred to as a Say on Pay vote, is non-binding.

As outlined in the Compensation Discussion and Analysis section beginning on page 24, the primary purpose of the Company’s executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To that end, the fiscal 2025 compensation program focused on four objectives:

•
Embracing a pay-for-results philosophy, with total pay aligned with Company performance success through the use of management incentives;
•
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
Fairly compensating management for their service to our Company, which in turn helps to retain and motivate them; and
•
Aligning the long-term interests of senior management with those of our shareholders by providing all long-term incentive award opportunities in the form of performance-based restricted stock units tied to challenging goals for a three-year performance period, with any earned awards paid in stock and subject to adjustment based on the Company’s three-year total shareholder return relative to industry peers.

The Compensation Committee, which is comprised exclusively of independent directors, approved an executive compensation philosophy in fiscal 2021 to begin positioning base salaries and target short-term and long-term incentive award opportunities for NEOs at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, through gradual salary and incentive compensation increases over time, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. However, this program was paused in fiscal 2023 in response to macroeconomic and industry headwinds affecting the Company’s business, when the Company implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of our NEOs at the time. In fiscal 2024, the Company again delayed any further implementation of adjustments to executive pay to move toward peer-median targets. Instead, executives other than the chief executive officer received modest (four percent) base salary merit increases based on individual performance, in line with salary increase percentages for other salaried employees. The chief executive officer requested to continue the salary-freeze already in place for him in fiscal 2024, in light of recent financial results for the Company that were below expectations. Based on these considerations, our executive compensation program for fiscal 2025 generally comprised:

•
setting base salaries at levels generally believed to be well below the 50th percentile market level compared to the Company’s fiscal 2025 peer group;
•
setting challenging financial targets for annual cash incentives, generally requiring significant year-over-year improvement and performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout, despite ongoing economic headwinds;
•
providing only performance-based awards for long-term equity incentives in order to align executive pay with the Company’s longer-term success and shareholder interests; and
•
setting challenging performance goals for the fiscal 2025 long term equity incentive program, which require significant improvements in profitability.

Relying on these factors, the Compensation Committee developed a fiscal 2025 compensation program that included a mixture of fixed and performance-based compensation. Fixed compensation for fiscal 2025 was characterized by a continued freeze in base salary for the chief executive officer as well as a freeze in base salary for our other named executive officers. Performance-based compensation included annual bonuses tied to achievement of pre-established, short-term financial goals and equity awards designed to align executives’ long-term interests with those of shareholders. The Company encourages shareholders to read the Executive Compensation section of this Proxy Statement for additional information on compensation policies and procedures for the fiscal 2025 year, including changes to the fiscal 2025 executive compensation program in response to feedback from extensive shareholder outreach conducted in fiscal 2024 and otherwise. This material is found on pages 24 to 39.

In addition, our corporate culture and compensation philosophy call for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2025 was intended to support the following:

•
continuing to be a leader in product innovation in our industry;
•
a planned and disciplined approach to managing our business and the utilization of capital;

•
maintaining a strong focus on increasing earnings, return on capital, cash generation, balance sheet management, and shareholder returns;
•
prudent/calculated risk taking;
•
providing only very limited perquisites;
•
being more team-oriented than individual accountability oriented;
•
decision making that is decentralized as pertains to sales, marketing, and operations, and centralized as pertains to strategic matters; and
•
a balanced perspective between short-term and long-term incentives and goals.

Because the Board of Directors and the Compensation Committee believe these compensation policies, procedures, and our corporate culture and compensation philosophy advance the Company’s short- and long-term interests, the Board recommends an advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosures in the Company’s proxy statement for the 2025 annual meeting of shareholders.”

While this vote is not binding on the Board of Directors, the Compensation Committee will consider the vote results when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the advisory resolution approving the Company’s executive compensation.

SHAREHOLDER PROPOSALS FOR 2026 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s bylaws.

As prescribed by Rule 14a-8 under the Exchange Act, qualifying shareholders may present proper proposals for inclusion in our proxy statement for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 shareholder proposal to be timely and considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2026 Annual Meeting is not held more than 30 days from the first anniversary of the 2025 Annual Meeting, the applicable deadline will be April 17, 2026).

In addition, the Company’s bylaws establish an advance notice requirement for any proposals by shareholders, including nominations for director, to be considered at the Annual Meeting. Any such advance notice shareholder proposal, including director nominations, must comply with all of the requirements set forth in our articles of incorporation, our bylaws and applicable laws, rules and regulations. Our bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, among other requirements specified therein, (i) the stockholder must be a stockholder of record at the time of the giving of the notice and at the time of the meeting, (ii) the stockholder must be entitled to vote at, and must be present at, the meeting, (iii) the stockholder must give timely written notice to our corporate secretary, and (iv) the notice must contain the information specified in our bylaws concerning the matter to be brought before such meeting and concerning the shareholder proposing such matter and, in the case of nominations for director, setting forth certain biographical and other information about the persons nominated and accompanied by the additional items and information specified in the Company's bylaws. In general, to be timely, written notice must be received by the Company’s secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the Annual Meeting (provided that the 2026 Annual Meeting is not held more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting), all as specified in the Company's bylaws (see also “Director Nomination Process” on page 20). Accordingly, to be considered at the 2026 Annual Meeting, proposals must be received by the Company’s secretary no earlier than May 27, 2026, and no later than June 26, 2026. Shareholder proposals should be directed to Culp, Inc., Attention: Corporate Secretary, CULP Innovation Center at Congdon Yards, 410 W. English Rd. 5th Floor, High Point, North Carolina 27262.

If a shareholder who has notified us of his, her or its intention to present an advance notice shareholder proposal, including director nominations, at an annual meeting does not appear and a qualified representative of that shareholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting, notwithstanding that proxies in respect of such vote may have been received by us. You are advised to review our bylaws, which contain additional requirements regarding advance notice shareholder proposals, including director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 26, 2026 (unless we move the meeting up or delay it by more than 30 days from September 24, 2026).

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT AND ANNUAL REPORT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, the Notice, to households at which two or more shareholders reside. Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and Annual Report or Notice. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report to stockholders or Notice for each shareholder sharing the same address, please contact your broker, bank or other nominee. The Company will promptly deliver, upon oral or written request, a separate copy of the notice and/or proxy materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the notice and/or proxy materials in the future should be directed to Culp Inc., Attn. Justin M. Grow, Corporate Secretary, CULP Innovation Center at Congdon Yards, 410 W. English Rd. 5th Floor, High Point, North Carolina 27262, or by calling (336) 889-5161 and asking to speak to Mr. Grow.

Shareholders residing at the same address and currently receiving multiple copies of the notice and/or proxy materials may contact the Company as noted above to request that only a single copy of the notice and/or proxy materials be mailed in the future.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).

Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward-looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update or alter such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict”, “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, restructuring actions, production levels, new project launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings and operating efficiencies from restructuring, integration and similar initiatives), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, potential acquisitions, restructuring and restructuring-related charges, expenses, and/or credits, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currency in China can have a negative impact on our sales of products produced there. In addition, because our foreign operations use the U.S. dollar as their functional currency, changes in the exchange rate between the local currency of those operations and the U.S dollar can affect our reported profits from those foreign operations. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the coronavirus pandemic, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and, in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to achieve our expected cost savings from past restructuring programs and to return our restructured mattress fabric business to profitability, as well as our ability to successfully integrate our mattress fabric and upholstery fabric divisions and achieve the anticipated operating efficiency and cost reduction benefits of that initiative. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” of our Annual Report.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in our Annual Report as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in our Annual Report are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of our Annual Report to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

IMPORTANT INFORMATION

This document contains disclosures about adjusted income statement information for the twelve-month periods ended April 27, 2025, and April 28, 2024, which disclose adjusted loss from operations, a non-GAAP performance measure that we define under the annual incentive plan as the operating income or loss for a reporting unit as calculated and recorded on the reporting unit’s financial statements, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions. Details of these calculations and a reconciliation to information from our GAAP financial statements are set forth in the table in Appendix A in the back of this report that reflects the “Reconciliation of Selected Income Statement Information for the Twelve Months Ended April 27, 2025, and April 28, 2024.” Management uses adjusted income statement information in evaluating the financial performance of our overall operations and business segments and as a performance measure in our incentive-based executive compensation program. We note, however, that this adjusted income statement information should not be viewed in isolation or as a substitute for loss from operations calculated in accordance with U.S. GAAP.

OTHER MATTERS

The Company’s management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

By Order of the Board of Directors,

FRANKLIN N. SAXON
Chairman

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2025 ANNUAL REPORT ON FORM 10‑K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: JUSTIN M. GROW, CORPORATE SECRETARY, CULP INNOVATION CENTER AT CONGDOON YARDS, 410 W. ENGLISH ROAD, 5TH FLOOR, HIGH POINT, NORTH CAROLINA 27262.

APPENDIX A

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE TWELVE MONTHS ENDED APRIL 27, 2025, AND APRIL 28, 2024

UNAUDITED

(AMOUNTS IN THOUSANDS)

	As Reported		Adjusted Results
	April 27,		April 27,
	2025	Adjustments	2025

Net sales	$213,237	—	$213,237
Cost of sales (1)	(188,170)	1,621	(186,549)
Gross profit	25,067	1,621	26,688
Selling, general and administrative expenses	(35,705)	—	(35,705)
Restructuring expense (2)	(7,739)	7,739	—
Loss from operations	$(18,377)	9,360	$(9,017)

Notes

(1) During the twelve months ended April 27, 2025, cost of sales included a restructuring related charge of $1.6 million for losses on the disposal, valuation, and markdowns of inventory related to the closure of the company's manufacturing facility located in Canada.

(2) During the twelve months ended April 27, 2025, restructuring expense of $7.7 million represents costs associated with (i) consolidating the company's North American mattress fabrics operations, including the closure of the company's mattress fabrics manufacturing facility located in Quebec, Canada; (ii) consolidating two leased facilities related to the sewn mattress cover operation located in Ouanaminthe, Haiti, into one facility and reducing other operating expenses at this location; (iii) initial costs related to consolidating production and distribution activities from the upholstery fabrics distribution center located in Burlington, North Carolina to the mattress fabrics manufacturing and distribution center located in Stokesdale, North Carolina; and (iv) other expenses incurred as part of the company's strategic plan to transform its operating model as announced on April 24, 2025.

	As Reported		Adjusted Results
	April 28,		April 28,
	2024	Adjustments	2024

Net sales	$225,333	—	$225,333
Cost of sales (1)	(197,394)	40	(197,354)
Gross profit	27,939	40	27,979
Selling, general and administrative expenses	(38,611)	—	(38,611)
Restructuring expense (2)	(636)	636	—
Loss from operations	$(11,308)	676	$(10,632)

Notes

(1) During the twelve months ended April 28, 2024, cost of sales included a restructuring related charge of $40,000 for markdowns of inventory related to the discontinuance of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(2) During the twelve months ended April 28, 2024, restructuring expense of $636,000 represents impairment charges related to equipment of $329,000 and employee termination benefits of $103,000 related to the discontinuance of production of cut and sewn upholstery kits at the company's facility located in Ouanaminthe, Haiti and employee termination benefits of $204,000 related to the rationalization of the upholstery fabrics finishing operation located in Shanghai, China.

CULP

VOTE

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John Douglas Collier	☐	☐	02 - Robert G. Culp, IV	☐	☐	03 - Kimberly B. Gatling	☐	☐
04 - Lynn D. Heatherton	☐	☐	05 - Fred A. Jackson	☐	☐	06 - Alexander B. Jones	☐	☐
07 - Franklin N. Saxon	☐	☐	08 - William L. Tyson	☐	☐			

	For	Against	Abstain
2. PROPOSAL to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal 2026.	☐	☐	☐
3. Say on Pay – On an advisory basis, to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Be sure to date and sign this Proxy. (Please sign exactly as your name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

046HZC

2025 Annual Meeting Admission Ticket

Culp, Inc. 2025 Annual Meeting of Shareholders

September 24, 2025, at 8:00 a.m. Eastern Time
410 W. English Road
High Point, NC 27262

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Culp, Inc.

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This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Culp, IV, Kenneth R. Bowling, and Justin M. Grow, and each of them, attorneys-in-fact and proxies with full power of substitution, to act and vote as designated on the other side all the shares of common stock of Culp, Inc. held of record by the undersigned on July 29, 2025, which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on September 24, 2025, or any adjournment or adjournments thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1, and for proposals 2 and 3. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy also confers discretionary authority to vote on the approval of minutes, any matters incident to the conduct of the meeting, or any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

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